Exhibit 4.6
CENTEX CORPORATION SAVING FOR RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2009)
I N D E X

Page
8.8 Election to Commence Benefits	46
8.9 Claims for Benefits	47
8.10 Claims Review Procedure	48
8.11 Disputed Benefits	48
8.12 Optional Forms of Benefits	49

ARTICLE IX TRUST AGREEMENT INVESTMENT FUNDS; COMPANY STOCK FUND; INVESTMENT DIRECTIONS	50

9.1 Trust Agreement	50
9.2 Investment Funds and Company Stock Fund	50
9.3 Investment Directions of Participants	50
9.4 Change of Investment Directions	50
9.5 Benefits Paid Solely from Trust Fund	51
9.6 Committee Directions to Trustee	51
9.7 Authority to Designate Investment Manager	51
9.8 Voting of Company Stock	51
9.9 Voting of Investment Funds	51

ARTICLE X ADOPTION OF PLAN BY OTHER ORGANIZATIONS; SEPARATION OF THE TRUST FUND; AMENDMENT AND TERMINATION OF THE PLAN; DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND	52

10.1 Adoptive Instrument	52
10.2 Separation of the Trust Fund	52
10.3 Voluntary Separation	53
10.4 Amendment of the Plan	53
10.5 Acceptance of Amendment by Employers	54
10.6 Termination of the Plan	54
10.7 Liquidation and Distribution of Trust Fund Upon Termination	55
10.8 Effect of Termination or Discontinuance of Contributions	55
10.9 Merger of Plan with Another Plan	56
10.10 Consolidation or Merger with Another Employer	56

ARTICLE XI MISCELLANEOUS PROVISIONS	57

11.1 Terms of Employment	57
11.2 Controlling Law	57
11.3 Invalidity of Particular Provisions	57
11.4 Non-Alienation of Benefits	57
11.5 Payments in Satisfaction of Claims of Participants	57
11.6 Payments Due Minors and Incompetents	58
11.7 Impossibility of Diversion of Trust Fund	58
11.8 Litigation Against the Trust	58
11.9 Evidence Furnished Conclusive	58
11.10 Copy Available to Participants	58
11.11 Unclaimed Benefits	58

CENTEX CORPORATION SAVING FOR RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2009)
RECITALS
          WHEREAS, Centex Corporation (the “Company”), to aid eligible employees accumulate capital for their future economic security, previously established and maintains the Profit Sharing and Retirement Plan of Centex Corporation, as amended and restated effective as of January 1, 2001, and subsequently amended thereafter (the “Plan”). The Plan is intended to constitute a qualified profit sharing plan that includes a cash or deferred arrangement, within the meaning of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).
          WHEREAS, the Plan was timely amended to comply with (i) the applicable provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, (ii) the final regulations issued under Section 401(k) and 401(m) of the Code and (iii) other interim amendments.
          WHEREAS, effective as of January 1, 2008, the Company authorized the amendment and restatement of the Plan in order to (i) incorporate all prior amendments, (ii) reflect the final regulations under Section 415 of the Code, (iii) add an eligible automatic contribution arrangement under Section 414(w) of the Code; (iv) to make certain other administrative design and law changes, and (iii) rename the Plan the Centex Corporation Saving for Retirement Plan.
          WHEREAS, effective as of January 1, 2009, the Administrative Committee, pursuant to its authority under the Plan, authorized the amendment and restatement of the Plan solely in order to (i) adopt applicable changes required under the Pension Protection Act of 2006 to maintain the Plan’s qualified status and (ii) incorporate all prior amendments to the Plan.
          WHEREAS, the Plan and underlying trust are intended to meet the requirements of Internal Revenue Code Sections 401(a), 401(k) and 501(a) and the Employee Retirement Income Security Act of 1974, as either may be amended from time to time, and the provisions of the Plan shall apply to a Participant who continues his Service (as herein defined) after January 1, 2009 and, except as otherwise expressly set forth herein, the rights and benefits, if any, of a Participant who terminated his Service prior to January 1, 2009, shall be determined under the provisions of the Plan in effect on the date his Service terminated.
          NOW, THEREFORE, the Plan is hereby amended, restated and continued in the form of this Plan, effective as of January 1, 2009, except as otherwise provided herein, to read as follows:

ARTICLE I
DEFINITIONS
          As used in the Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:
          Account.  Any of the accounts or subaccounts maintained for a Participant pursuant to Section 5.1, or all such accounts and subacccounts collectively, as the context requires.
          Affiliate.  A corporation or other trade or business which is not an Employer under the Plan but which, together with the Company, is “under common control” within the meaning of Code Section 414(b) or (c); any organization (whether or not incorporated) which together with the Company, is a member of an “affiliated service group” within the meaning of Code Section 414(m); and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).
          After-Tax Contribution.  An after-tax amount contributed to the Trust Fund by a Participant from his Compensation pursuant to Section 4.4.
          After-Tax Contribution Account.  An Account maintained for a Participant to record his After-Tax Contributions to the Plan and adjustments relating thereto.
          Beneficiary.  A Participant’s surviving spouse, or if no surviving spouse exists or if a qualified election has been made pursuant to Section 3.8, such other natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to benefits hereunder following a Participant’s death.
          Board.  The board of directors of the Company.
          Break in Service.  Any Plan Year during which an Employee or Participant does not complete more than 500 Hours of Service with all the Employers and Affiliates, determined as of the end of the Plan Year.
          Catch-Up Contribution. A Pre-Tax Contribution made pursuant to Section 4.1 in accordance with, and subject to the limitations of, Code Section 414(v).
          Code.  The Internal Revenue Code of 1986, as amended from time to time.
          Committee.  The Administrative Committee as described in Section 2.2 and, in regard to any provision of the Plan under which an agent has been appointed by the Administrative Committee pursuant to Article II to administer such provision of the Plan, such agent. Where applicable, “Committee” shall include any designee thereof.
          Company.  Centex Corporation, a Nevada corporation, and its successors.
          Company Stock.  The common stock of the Company.

          Company Stock Fund.  The investment fund established to hold and invest in shares of Company Stock.
          Compensation.  All salaries and wages that are paid for personal services rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses or other special pay payable in cash, and including foreign earned income (other than foreign service premium hardship allowance or non-incentive types of payments for foreign employment), any amounts that would otherwise be included in Compensation but which are deferred pursuant to a Participant’s election under a deferred compensation plan sponsored by an Employer, and any amounts by which his normal remuneration is reduced pursuant to a voluntary salary reduction plan qualified under Section 125 of the Code, by the amount of any qualified transportation fringe benefit under Section 132(f)(4) of the Code or cash or deferred arrangement under Section 401(k) of the Code, but excluding amounts realized from the exercise of a non-qualified stock option, or amounts realized from the sale, exchange or other distribution of stock under an incentive stock option, and other amounts that receive special tax benefits, and awards, prizes, employer or employee discounts, reimbursements or advances for travel, automobile allowances, or any other expense incurred, and any form of insurance, including, but not limited to, life, health, accident or disability, provided by the Employer; provided, however, that:
     (a) For purposes of (1) Pre-Tax Contributions, (2) After-Tax Contributions, and (3) Employer Matching Contributions, a Participant’s Compensation shall also include any year-end bonus, contractual bonus, bonus by formula, and discretionary bonus or discretionary commission; and
     (b) For purposes of Employer Profit Sharing Contributions, a Participant’s Compensation shall exclude any year-end bonus, contractual bonus, bonus by formula, and discretionary bonus or discretionary commission.
For purposes of determining contributions or allocations under the Plan, (i) Compensation shall only include those amounts paid through the end of the payroll period immediately following termination of employment, and (ii) Compensation attributable to periods during a Plan Year in which the Employee was not an Eligible Employee shall not be taken into account. Compensation taken into account under the Plan for any Plan Year shall not exceed the limitation amount provided in Code Section 401(a)(17), as adjusted for cost-of-living increases pursuant to Code Section 401(a)(17)(B), but shall not be limited to the earliest payments made to or on behalf of a Participant with respect to a Plan Year. If an Employee is employed by more than one Employer, his Compensation shall be the aggregate compensation received from the Employers.
          Contribution.  Any amount contributed to the Trust Fund pursuant to the provisions of the Plan by an Employer or by a Participant in the form of an After-Tax Contribution, Pre-Tax Contribution, Employer Matching Contribution or Employer Profit Sharing Contribution.

          Default Investment Fund. An Investment Fund or Funds, specified by the Committee from time to time, that satisfies the requirements of a “qualified default investment alternative” under the regulations and other guidance issued by the Department of Labor under ERISA Sections 404(c) and 514(e).
          Early Retirement Date.  The date an Employee has attained age 55 and completed at least 15 Years of Service.
          Effective Date.  January 1, 2009, except (i) as otherwise provided in specific provisions of the Plan and (ii) that provisions of the Plan required to have an earlier effective date by application of statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation.
          Eligible Employee.  An Employee who is compensated by his Employer (a) on an hourly-rated basis, (b) in fixed amounts at regular intervals without regard to the number of hours worked (that is, he is compensated on a basis other than an hourly-rated basis), or (c) on the basis of commissions.
Notwithstanding anything herein to the contrary, the term “Eligible Employee” excludes any person (i) who performs services for an Employer pursuant to an arrangement wherein the person is designated, compensated or otherwise classified or treated by the Employer as a consultant, independent contractor or leased employee, (ii) who is a Leased Employee, (iii) who is a non-resident alien without U.S. source income, or (iv) whose employment is covered by a collective bargaining agreement.
          Employee.  Any person who receives remuneration from the Company, an Employer or an Affiliate for personal services (or would be receiving remuneration if not on a Leave of Absence), including Leased Employees.
          Employer.  The Company and any organization that has adopted the Plan pursuant to the provisions of Article X, and the successors, if any, to such organization.
          Employer Contribution Account.  A Participant’s Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account, as applicable.
          Employer Matching Contribution.  An amount contributed to the Trust Fund by the Employer pursuant to Section 4.2.
          Employer Matching Contribution Account.  An Account maintained for a Participant to record his Employer Matching Contributions and adjustments relating thereto.
          Employer Profit Sharing Account.  An Account maintained for a Participant to record his Employer Profit Sharing Contributions and adjustments relating thereto.
          Employer Profit Sharing Contribution.  An amount contributed to the Trust Fund by the Employer pursuant to Section 4.3.

          Employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer.
          Entry Date.  The first day of the month following 12 continuous months of Service for purposes of Employer Profit Sharing Contributions.
          ERISA.  The Employee Retirement Income Security Act of 1974, as amended from time to time.
          Fiduciary.  The Committee, the Trustee, and any other person designated as a Fiduciary with respect to the Plan or the Trust Agreement, but only with respect to the specific responsibilities of each as described in Article II.
          Forfeiture.  The portion of a Participant’s Employer Matching Contribution Account and/or Employer Profit Sharing Account that is forfeited because of termination of Service before full vesting pursuant to Article VII.
          Hour of Service.  Each hour for which an Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer or an Affiliate for the performance of duties or for reasons (such as vacation, holiday, sickness, incapacity, temporary layoff, jury duty, military duty, or Leave of Absence) other than for the performance of duties (irrespective of whether the employment relationship has terminated), and each hour for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by the Employer. In the case of Employees or Participants whose compensation is determined on an hourly basis, such Employees or Participants shall be credited with Hours of Service on the basis of Hours of Service they actually become entitled to under this Section. All other Employees or Participants shall be credited with Hours of Service as follows: (1) an Employee or Participant who is paid on a daily basis shall be credited with 10 Hours of Service for each day he performs an Hour of Service for the Employer or an Affiliate; (2) an Employee or Participant who is paid on a weekly basis shall be credited with 45 Hours of Service for each week he performs an Hour of Service for the Employer or an Affiliate; (3) an Employee or Participant who is paid on a semi-monthly basis shall be credited with 95 Hours of Service for each semi-monthly period in which he performs an Hour of Service for the Employer or an Affiliate; and (4) an Employee or Participant who is paid on a monthly basis shall be credited with 190 Hours of Service for each month he performs an Hour of Service for the Employer or an Affiliate. Hour of Service also includes any hour of service performed for an Affiliate that would be an Hour of Service under this Section if performed for or creditable with respect to the Employer.
          The number of Hours of Service to be credited to an Employee or Participant who is entitled to payment for a period during which the Employee or Participant did not perform any duties shall be determined in accordance with Section 2530.200b-2(b) of the Department of Labor Regulations and this Section. An Employee or Participant shall not be credited with more than 501 Hours of Service during any computation period for any single, continuous period during which the Employee or Participant performs no duties. The Committee shall credit Hours of Service with respect to any Employee or Participant in the following manner:

     (i) Hours of Service for which an Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for the performance of duties shall be credited for the Plan Year in which the Employee performs the duties; and
     (ii) Hours of Service for which an Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for reasons (such as vacation, holiday, sickness, incapacity, temporary layoff, jury duty, military duty, or Leave of Absence) other than for the performance of duties shall be credited as follows:
     A. If payment for such Hours of Service is calculated on the basis of units of time (such as hours, days, weeks, or months), such Hours of Service shall be credited to the Plan Year(s) in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates; and
     B. If payment for such Hours of Service is not calculated on the basis of units of time, such Hours of Service shall be credited to the Plan Year in which the period during which no duties are performed occurs, or, if the period during which no duties are performed extends beyond one Plan Year, such Hours of Service shall be allocated between not more than the first 2 Plan Years on any reasonable basis which is consistently applied; and
     C. An Employee or Participant shall not be credited with Hours of Service for a period during which the Employee does not perform any duties and is entitled to payment solely because of compliance with applicable workers’ compensation, unemployment compensation, or disability insurance laws; and
     (iii) Hours of Service for which back pay has been awarded to an Employee or Participant or agreed to by the Employer shall be credited for the Plan Year(s) in which the award or the agreement pertains rather than for the Plan Year in which the award, agreement, or payment is made.
          The Committee shall credit Hours of Service under only one of the immediately preceding paragraphs. Furthermore, if the Committee is to credit Hours of Service to an Employee or Participant for the initial 12 month period commencing with the Employee’s or Participant’s Employment Commencement Date, then that 12 month period shall be substituted for the term “Plan Year” wherever the latter term appears in this Section.
          For purposes of determining whether an Employee or Participant has incurred a Break in Service under the Plan with respect to a termination of Service occurring prior to the Effective Date, a Break in Service shall be determined in accordance with the “break in service” provisions of the Prior Plan.
          For purposes of determining whether an Employee or Participant has incurred a Break in Service under the Plan with respect to a termination of Service occurring on or after the Effective Date, an Employee or Participant shall be credited with 8 hours for each day (to a maximum of 40 hours per week) that the Employee or Participant is on any unpaid Leave of Absence. In no event shall hours credited under the preceding sentence be counted as Hours of

Service for purposes of computing a Participant’s vesting percentage under Article VII attributable to Employer contributions or for purposes of determining whether a Participant is eligible to share in the allocation of Employer Contributions and Forfeitures under Article V. An Employee or Participant on “Parental Absence” shall be treated as an Employee or Participant on an unpaid Leave of Absence for purposes of the first sentence of this paragraph; provided, however, that Hours of Service credited to an Employee or Participant as a result of a Parental Absence shall be credited only in the year in which such Parental Absence commences if the Employee or Participant would incur a Break in Service during such year without being credited with Hours of Service for such Parental Absence. If the Employee or Participant would not incur a Break in Service during such year, then the Hours of Service shall be credited for the year immediately following the year in which the Parental Absence commences. For purposes of the immediately preceding sentence, the term “year” shall mean the periods of computation used hereunder to determine an Employee’s or Participant’s Years of Service for purposes of eligibility and Years of Vesting Service for purposes of vesting. For purposes of this paragraph, the term “Parental Absence” shall mean an absence (i) by reason of the pregnancy of the Employee or Participant, (ii) by reason of the birth of a child of the Employee or Participant, (iii) by reason of the placement of a child with the Employee or Participant in connection with the adoption of such child by such Employee or Participant or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. In order for the absence of a Participant or an Employee to qualify as a Parental Absence, the Employee or Participant must furnish the Committee in a timely manner, with such information and documentation as the Committee shall reasonably require to establish that the absence from work is for the reasons referred to above and the number of days for which there was such absence. The Hours of Service to be credited in connection with such Parental Absence shall be the Hours of Service that would otherwise have been credited to the Employee or Participant but for such absence or, in any case in which the Committee is unable to determine the number of Hours of Service that would otherwise have been credited to such Employee or Participant, 8 Hours of Service per day of absence, provided that the total number of hours so treated as Hours of Service for any period of Parental Absence shall not exceed 501 Hours of Service.
          The Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.
          Income of the Trust Fund.  The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions and expenses paid from the Trust Fund.
          Investment Fund.  One or more investment alternatives designated by the Committee pursuant to the Plan and Trust Agreement as alternatives in which Participants may elect to invest their Accounts, subject to the provisions and restrictions in Article IX. The foregoing notwithstanding, the term “Investment Fund” shall not include, or refer to, the Company Stock Fund.
          Leased Employee.  Each person who is not an employee of the Employer or an Affiliate but who performs services for the Employer or an Affiliate pursuant to a leasing agreement (oral or written) between the Employer or an Affiliate and any leasing organization, provided that such person has performed such services for the Employer or an Affiliate or for related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or an Affiliate. The term “Leased Employee” shall also include any individual who is deemed to be an employee of the Employer under Section 414(o) of the Code. Notwithstanding the preceding sentences, the term “Leased Employee” shall not include individuals described in Section 414(n)(5) of the Code.
          Leave of Absence.  Any leave of absence required by law or granted by an Employer on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who entered such branches, or any other military or governmental branch designated by the Employer; or any other authorized absence from active employment with an Employer including, but not limited to, vacations, illness, temporary layoff, temporary disability, or other absence for good cause which is not treated by the Employer as a termination of employment. If an Employee or Participant does not return to work with an Employer (or an Affiliate which is not an Employer) on or before termination of a Leave of Absence, he will be considered to have terminated Service on the date his Leave of Absence expires, unless he actually terminated Service before the expiration of his Leave of Absence.
          Normal Retirement Date.  The date of the 65th birthday of a Participant.
          Participant.  An Eligible Employee who, pursuant to the provisions of Article III, has met the eligibility requirements for participation in the Plan and is participating in the Plan.
          Plan.  The Centex Corporation Saving for Retirement Plan (formerly known as the Profit Sharing and Retirement Plan of Centex Corporation), set forth herein, and as hereafter amended from time to time.
          Plan Year.  The 12-month period commencing on January 1 and ending on December 31.
          Pre-Tax Contribution.  An amount contributed to the Trust Fund pursuant to the Participant’s deferral election by the Employer in accordance with Section 4.1.
          Pre-Tax Contribution Account.  An Account maintained for a Participant to record his Pre-Tax Contributions (including Catch-Up Contributions) to the Plan and adjustments relating thereto.
          Prior Plan.  The Profit Sharing and Retirement Plan of Centex Corporation, as amended and restated effective January 1, 2008 and as thereafter amended and in effect on December 31, 2008.
          Required Commencement Date.  The April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2 or, if later in the case of a Participant who is not a 5% owner (as defined in Section 416(i) of the Code) in the year in which he attains age 70 1/2, the April 1 first following the calendar year in which the Participant retires.

          Rollover Account.  An Account maintained for a Participant to record his Rollover Amount and adjustments relating thereto.
          Rollover Amount.  One or more distributions to an Employee of all or any portion of the pre-tax balance to the credit of an Employee in a qualified defined contribution plan or qualified defined benefit plan as described in Section 401(a) of the Code that meet the requirements of Eligible Rollover Distributions as defined in Section 8.5 of the Plan that is contributed to the Trust Fund, subject to the conditions and limits in Section 4.11 of the Plan.
          Service.  An Employee’s or Participant’s period of employment, including any period the Employee is on Leave of Absence, with an Employer or Affiliate as determined in accordance with Article III. A “Year of Service” shall have the meaning set forth in Article III.
          Trust Agreement.  The Trust Agreement provided for in Article IX, as amended from time to time.
          Trust Fund.  The Investment Funds and Company Stock Fund held by the Trustee under the trust pursuant to the Trust Agreement, together with all income, profits or increments thereon.
          Trustee.  The trustee under the Trust Agreement.
          Valuation Date.  Any date on which the United States financial markets are open and any date on which the value of the assets of the Trust Fund is determined by the Trustee pursuant to Section 5.4.
          Vesting Service.  The period of a Participant’s Service considered in the determination of his vesting percentage for benefits under the Plan as determined in accordance with Article III. A “Year of Vesting Service” shall have the meaning set forth in Article III.
          Words used in the Plan and in the Trust Agreement in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

ARTICLE II
ADMINISTRATION OF THE PLAN
     2.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration.  The Board, the Committee and the Trustee (hereinafter collectively referred to as the “Fiduciaries”) shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan or the Trust Agreement. The Board, in its capacity as a Fiduciary, shall have the sole responsibility to appoint and remove the Trustee. The Committee, in its capacity as a Fiduciary, shall have the sole responsibility (i) to establish and carry out the investment policy and method of the Plan insofar as such investment policy and method involves the investment of Plan assets, to appoint and remove any investment manager which may be provided for under the Trust Agreement and to monitor the performance of the Trustee and any such investment manager, which responsibilities are specifically described in the Trust Agreement; and (ii) to administer the Plan, which responsibilities are more specifically described in the Plan and the Trust Agreement. The Trustee, in its capacity as a Fiduciary, shall have the sole responsibility for the administration of the Trust Fund and shall have exclusive authority and discretion to manage and control the Trust Fund, except to the extent that the authority to manage, acquire and dispose of assets of the Trust Fund is delegated to an investment manager, all as more specifically provided in the Trust Agreement. Neither the Board nor any committee of the Board shall have any discretionary authority, control or responsibility with respect to the administration or management of the Plan or the disposition of the Plan’s assets. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan or the Trust Agreement, and is not required under the Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under the Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
     2.2 The Committee.  The Plan shall be administered by the Administrative Committee (the “Committee”), which members shall consist of (a) the Director of Employee Services (or, if there is no Director of Employee Services, then such person as the Senior Vice President — Human Resources of the Company has directed to perform such functions), who shall serve as the Chairperson of the Committee, and (b) as designated by the Chairperson, (i) a Senior Manager or Vice President of Finance, (ii) a Centex Financial Services/Centex Mortgage Title & Insurance Group representative, (iii) a Director or Vice President of Human Resources, and (iv) one or more Centex Homes division presidents or managers, subject in each case to acceptance of such designation. The Committee shall serve in the capacity of the “plan administrator” within the meaning of Section 404 of ERISA and which shall be a “named fiduciary” for purposes of ERISA. The members of the Committee shall not receive compensation with respect to their services for the Committee. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the Trust Fund. The Company shall pay the premiums on any bond secured for the performance of the duties of the Committee members described hereunder. The Company shall be entitled to reimbursement by other Employers for their proportionate shares of any such costs paid in whole or in part by the Company.
     2.3 Records and Reports.  The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and any governmental regulations issued thereunder relating to records of Participants’ Service, Account balances, the percentage of such Account balances which are non-forfeitable under the Plan, and notifications to Participants. The Committee shall file or cause to be filed with the appropriate office of the Internal Revenue Service and the Department of Labor all reports, returns, notices and other information required of plan administrators under ERISA, including, but not limited to, the summary plan description, annual reports and amendments thereof. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by ERISA.
     2.4 Other Committee Powers and Duties.  The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:
     (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;
     (b) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;
     (c) To receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan;
     (d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;
     (e) To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;
     (f) To give written directions to the Trustee, on behalf of Participants, as to the investment and reinvestment of the Trust Fund;
     (g) To receive and review reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee and any investment manager;
     (h) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;
     (i) To interpret and construe all terms, provisions, conditions and limitations of the Plan and to reconcile any inconsistency or supply any omitted detail that may appear in the Plan in such manner and to such extent, consistent with the general terms of the Plan; and
     (j) In the event of any share split, share dividend or combination of outstanding shares of Company Stock, to determine the appropriate allocation of shares of Company Stock to the portion of the Accounts maintained for Participants that are invested in the Company Stock Fund and to determine the appropriate number of shares distributable to a Participant under Section 6.5 hereof immediately following such share split, share dividend or combination so as to effectuate the intent and purpose of the Plan; provided, however, that the Committee shall not be authorized or otherwise able to (i) amend, modify, restrict, suspend or limit investment in, or terminate, the Company Stock Fund or (ii) amend, modify or terminate any provision of the Plan or Trust related to the administration or availability for investment of the Company Stock Fund.
Except as otherwise provided in Article X, the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for a benefit under the Plan. Notwithstanding the foregoing limitations on the Committee’s powers, the Board shall nonetheless have said powers as provided in Article X.
     2.5 Rules and Decisions.  The Committee may adopt such rules for the administration of the Plan as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances. The judgment of the Committee and each member thereof on any question arising hereunder shall be binding, final and conclusive on all parties concerned. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer or the Trustee.
     2.6 Committee Procedure.  The Committee may act at a meeting or in writing without a meeting. The Committee shall appoint a secretary, who may or may not be a member of the Committee, and shall advise the Trustee of such actions in writing. The secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions taken in writing without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee shall not be responsible for any such action or failure to act. The Committee shall designate one of its members as agent of the Plan and of the Committee for service of legal process at the principal office of the Company.
     2.7 Authorization of Benefit Payments.  Except with respect to loans, as described in Section 6.7, the Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. Alternatively, the Committee, in its sole discretion, may authorize that in-service withdrawals, as further described in Article VI, may be made upon request of the Participant through a voice response system, internet, intranet or such other manner and procedures prescribed by the Committee. The Committee shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.
     2.8 Payment of Expenses.  Expenses incident to the administration, termination or protection of the Plan and Trust Fund, including, but not limited to, legal, accounting, investment manager and Trustee fees shall be paid by the Trust, except where required by law or regulation to be paid by the Company or where the Company elects to pay such expenses.
     2.9 Application and Forms for Benefits.  The Committee may require an Employee or Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely on such information so furnished it, including the Employee’s or Participant’s current mailing address.
     2.10 Committee Liability.  Except to the extent that such liability is created by ERISA, no member of the Committee, or any designee thereof, shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee, and any designee thereof, from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee’s approval but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Section 4975 of the Code) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.
     2.11 Statements.  No less frequently than annually, the Committee (or its delegate) shall prepare and deliver to each Participant a statement reflecting as of the Valuation Date provided in the statement:
     (a) Such information applicable to contributions by and for each such Participant and the increase or decrease thereof as a consequence of valuation adjustments; and
     (b) The balance in his Account as of that Valuation Date.
     2.12 Annual Audit.  The Committee shall engage, on behalf of all Participants, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of the Plan and Trust Fund and of other books and records of the Plan and Trust Fund as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Department of Labor or furnished to each Participant are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency and if such statements are certified by the preparer as accurate and if such statements are, in fact, made a part of the annual report to the Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.
     2.13 Investment Policy.  The Committee shall, at a meeting duly called for such purpose, establish and maintain an investment policy and method consistent with the objectives of the Plan. The Committee shall meet at least annually to review such investment policy and method. In establishing and reviewing such investment policy and method, the Committee shall endeavor to determine the Plan’s short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth.
     2.14 Allocation and Delegation of Committee Responsibilities.  Upon the approval of a majority of the members of the Committee, the Committee may (i) allocate among any of the members of the Committee any of the responsibilities of the Committee under the Plan and Trust Agreement and/or (ii) designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan and Trust Agreement. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Committee.

ARTICLE III
PARTICIPATION AND SERVICE
     3.1 Eligibility for Participation.  Each Eligible Employee who was a Participant in the Prior Plan immediately preceding the Effective Date, shall continue as an active Participant in the Plan if he is employed by the Employer as of the Effective Date. Each other Employee who is an Eligible Employee shall become eligible to participate in the Plan for purposes of Pre-Tax Contributions under Section 4.1, Employer Matching Contributions under Section 4.2, and After-Tax Contributions under Section 4.4, and for purposes of allocating such contributions pursuant to Section 5.2, on his Employment Commencement Date. Each Eligible Employee who was not a Participant in the Plan as of the Effective Date or who was a Participant but had not completed one Year of Service, shall become a Participant in the Plan for purposes of receiving Employer Profit Sharing Contributions pursuant to Section 4.3, and for purposes of allocating such contributions pursuant to Section 5.2, on the applicable Entry Date coinciding with or next following the date the Employee completes one Year of Service.
     3.2 Notification of Eligible Employees.  The Committee, which shall be the sole judge of the eligibility of an Employee to participate under the Plan, shall notify each Employee of his initial eligibility to participate in the Plan pursuant to its terms.
     3.3 Applications by Employees.  An Eligible Employee who desires to make Pre-Tax Contributions and/or After-Tax Contributions to the Plan shall, in the form and manner prescribed by the Committee, (i) elect to make and designate the amount of his Pre-Tax Contributions and/or After-Tax Contributions to the Plan, (ii) elect the Investment Funds and/or Company Stock Fund pursuant to Section 9.3 in which to invest the amounts in his Accounts under the Plan, (iii) authorize payroll deductions for his Pre-Tax Contributions and/or After-Tax Contributions, and (iv) provide any other information the Committee considers necessary or desirable to administer the Plan. The foregoing notwithstanding, if an Eligible Employee fails to timely make an affirmative election whether or not to participate in the Plan, Pre-Tax Contributions shall automatically be contributed to the Plan from his Compensation pursuant to the Eligible Automatic Contribution Arrangement in Section 4.1(b).
     3.4 Years of Service for Participation.  For purposes of determining an Employee’s Service for eligibility to participate in the Plan, an Employee shall (i) with respect to periods of time prior to the Effective Date, be given credit for a Year of Service for each “year of service” with which he was credited pursuant to the Prior Plan, and (ii) with respect to periods of time on or after the Effective Date, be given credit for a Year of Service if he:
     (a) Completes not less than 1,000 Hours of Service within the 12 consecutive month period beginning with his Employment Commencement Date; and
     (b) Remains employed during that entire 12 month period.
In addition, an Employee shall be given credit for a Year of Service for each Plan Year, commencing with the Plan Year that includes the first anniversary date of his Employment Commencement Date, during which he completes not less than 1,000 Hours of Service.

          In the case of an Employee who separates from Service and then resumes Service, but not as a Re-Employed Employee (as defined below), after his number of consecutive Breaks in Service equals or exceeds the greater of 5 or his Years of Service, his Years of Service, defined herein, prior to his resumption of employment shall be disregarded. For purposes of this Section, in the case of such an Employee, his Employment Commencement Date shall mean the date on which the Employee first performs an Hour of Service for the Employer following the close of the last Plan Year in which the Employee incurred a Break in Service.
          In the case of an Employee who separates from Service and then resumes Service as a Re-Employed Employee, such Re-Employed Employee shall re-enter the Plan as a Participant on the later of:
          (x) The day he performs his first Hour of Service as a result of his resumption of Service; or
          (y) The date his participation would have commenced had there been no separation from Service unless he separates from Service subsequent to his resumption of Service, but before such date.
For purposes of the Plan, a Re-Employed Employee shall mean an Employee who separated from Service with the Employer or an Affiliate (1) with a vested interest in Employer Contributions under the Plan or employee contributions under any other defined contribution plan maintained by the Company or an Affiliate (“Related Plan”), or (2) without a vested interest in Employer Contributions under the Plan or employer contributions under a Related Plan but who resumes Service before his number of consecutive Breaks in Service equals or exceeds the greater of 5 or his number of Years of Service (as defined in this Section).
          Any other Employee whose Service terminates and who is subsequently re-employed and resumes Service shall commence participation in accordance with the provisions of Section 3.1.
     3.5 Years of Vesting Service.  For purposes of determining an Employee’s vesting under Section 7.5, an Employee shall (i) with respect to periods of time prior to the Effective Date, be credited with a Year of Vesting Service for each “year of service” with which he was credited for vesting purposes pursuant to the Prior Plan, and (ii) with respect to periods of time on and after the Effective Date, be given credit for a Year of Vesting Service for any Plan Year during which he is continuously employed by the Employer or during which the Employee completes not less than 1,000 Hours of Service.
          In the case of an Employee who separates from Service and who then resumes Service with the Employer, but is not a Re-Employed Employee (as defined in Section 3.4), except that the reference to Years of Service shall mean Years of Vesting Service as defined in this Section, Years of Vesting Service prior to his resumption of Service shall be disregarded. If a Participant incurs 5 consecutive Breaks in Service, Vesting Service after such Breaks in Service shall not increase the Participant’s vested percentage in his Account balance attributable to Employer contributions that were made prior to such 5 consecutive Breaks in Service.

     3.6 Transferred Participants.  If a Participant is transferred to an Affiliate, or to an employment classification with an Employer which is not covered by the Plan, his participation shall be suspended until he is subsequently re-employed by an Employer in an employment classification covered by the Plan; provided, however, that during such suspension period (i) such Participant shall be credited with Service in accordance with Section 3.4 and 3.5, (ii) he shall not be entitled or required to make contributions under Section 4.1 or 4.4, (iii) his Employer Matching Contribution Account and Employer Profit Sharing Account shall receive no Employer Contribution allocations except to the extent provided in Sections 4.2, 4.3 and 5.2 and (iv) his Account shall continue to share proportionately in Income of the Trust Fund as provided in Article V. If an Employee is transferred from an employment classification with an Employer that is not covered by the Plan to an employment classification that is so covered, or from an Affiliate to an employment classification with an Employer that is so covered, his period of Service prior to the date of transfer shall be considered for purposes of determining his eligibility to become a Participant under Section 3.1 and for purposes of vesting under Section 7.5.
          In the event an employee of a domestic Affiliate is transferred to employment with an Employer in an employment classification covered by the Plan and such Affiliate provides a thrift, savings or profit-sharing plan of like nature and intent as the Plan in which the Employee was a participant immediately preceding his transfer, such employee’s account balance in a domestic Affiliate’s defined contribution plan qualified under Section 401(a) of the Code, determined on the Valuation Date coincident with or next following the date of the employee’s transfer, may, subject to the approval and in the sole discretion of the Committee, be transferred to the Trust Fund held under the Plan and allocated among the Investment Funds and the Company Stock Fund, as applicable, in accordance with the provisions of Section 9.3; provided, however, that such plan otherwise permits and approves of such transfer. In the event a Participant under the Plan is transferred to employment with an Affiliate and such Affiliate provides a thrift, savings or profit-sharing plan of like nature and intent as the Plan in which the Participant will be eligible to participate as an employee of such Affiliate, such Participant’s account balances in the Plan, determined as of the Valuation Date coincident with or next following the date of the Participant’s transfer, may, subject to the approval of the plan administrator of the Affiliate’s plan and the Committee, in its sole discretion, be transferred to such plan and allocated between the investment funds held thereunder in accordance with the provisions thereof. For purposes of this paragraph, all references to “Affiliate” shall include employment classifications with an Employer.
     3.7 Beneficiary Upon Death.  Upon the death of a Participant, his Account shall be distributed to the Participant’s surviving spouse, but if there is no surviving spouse, or if the surviving spouse has already consented by a qualified election pursuant to Section 3.8, to the Beneficiary or Beneficiaries designated by the Participant in a written designation filed with his Employer, or if no such designation shall have been so filed, to his estate. No designation of any Beneficiary other than the Participant’s surviving spouse shall be effective unless in writing and received by the Participant’s Employer, and in no event shall it be effective as of a date prior to such receipt. The former spouse of a Participant shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code. As soon as possible after an Employee has become a Participant he shall file with the Committee a designation, in the form prescribed by the Committee, of the Beneficiary to receive benefits payable hereunder upon his death. The Participant may at any time change or cancel any such designation on a form prescribed by the Committee. The last such designation received by the Committee shall be controlling over any testamentary or other disposition; provided, however, that no designation or change or cancellation thereof shall be effective prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If the Committee shall be in doubt as to the right of any Beneficiary designated by a deceased Participant to take the interest of such decedent, the Committee may direct the Trustee to take any action it deems appropriate under the circumstances, including, but not limited to, filing an interpleader action or paying the amount in question to the estate of such Participant, in which event the Trustee, the Employer, the Committee and any other person in any manner connected with the Plan shall have no further liability in respect of the amount so paid.
     3.8 Qualified Election.  The Participant’s spouse may waive the right to receive the Participant’s full vested Account balance. The election to waive the Participant’s full vested Account balance must designate a Beneficiary which may not be changed without spousal consent (or the consent of the spouse must expressly permit designation by the Participant without any requirement of further consent of the spouse). A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right. The waiver must be in writing and the Participant’s spouse must acknowledge the effect of the waiver. The spouse’s consent to a waiver must be witnessed by a Plan representative or a notary public. The Participant may file a waiver without the spouse’s consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located. Any consent under this Section will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited.
     3.9 Qualified Military Service.  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code. Qualified Military Service shall mean any service in the uniformed services, as defined in Chapter 43 of Title 38 of the United States Code, by any individual who is entitled to re-employment rights under such chapter with respect to such service.

ARTICLE IV
CONTRIBUTIONS AND FORFEITURES
     4.1 Pre-Tax Contributions.
     (a) Deferral Elections. Each Eligible Employee who elects to make Pre-Tax Contributions for a Plan Year may defer each payroll period a portion of his Compensation in whole percentages of between (a) 1% and (b) 100% or such lesser percentage designated by the Committee of his Compensation and, unless otherwise provided by the Committee, an additional deferral from the last pay check of any calendar quarter; provided, however, that his total Pre-Tax Contributions under this Section for any Plan Year shall not exceed (i) 100% or such lesser percentage designated by the Committee of a Participant’s Compensation for the Plan Year or (ii) the annual limit under Code Section 402(g) for the Plan Year (as adjusted by the Secretary of the Treasury to reflect increases in the cost of living), except, to the extent permitted under this Section with respect to Catch-Up Contributions.
     Notwithstanding the foregoing paragraph of this Section, each Eligible Employee who may elect to make Pre-Tax Contributions under this Section and who has attained age 50 before the close of the Plan Year shall be eligible to elect to make Catch-Up Contributions, in the form and manner prescribed by the Committee. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions.
     Each Participant’s Pre-Tax Contribution shall be contributed to the Trust Fund by the Employer. Each such election shall be made pursuant to the provisions of Section 3.3 and shall continue in effect during subsequent Plan Years unless the Participant shall notify the Committee in the manner hereinafter provided of his election to change or discontinue his Pre-Tax Contribution rate as provided in Section 4.8. Each Participant’s Pre-Tax Contribution Account shall be fully vested and non-forfeitable at all times.
     In the event a Participant’s Pre-Tax Contributions exceed the applicable limit described in the first paragraph of this Section, or in the event the Participant submits a written claim to the Committee, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to amounts deferred by the Participant in other plans or arrangements, such excess (the “Excess Deferrals”), plus any income and minus any loss attributable thereto for the Plan Year in which the Excess Deferral occurred, shall be returned to the Participant no later than required under the Code and applicable regulations thereunder during the following year. The amount of any Excess Deferrals to be distributed to a Participant for a taxable year shall be reduced by excess Pre-Tax Contributions previously recharacterized or distributed pursuant to Article XIII for the Plan Year beginning in such taxable year. The income or loss attributable to the Participant’s Excess Deferral for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant’s Pre-Tax Contribution Account balance for the Plan Year (or relevant portion thereof) by a fraction, the numerator of which is the Excess Deferral and the denominator of which is the Participant’s total Pre-Tax Contribution Account balance as of the Valuation Date next preceding the date of return of the Excess Deferral. For these purposes, distribution of an Excess Deferral on or before the 15th day of a calendar month shall be treated as having been made on the last day of the preceding month, and a distribution made thereafter shall be treated as having been made on the first day of the next month. Excess Deferrals shall be treated as Annual Additions under Article V of the Plan.
     (b) Eligible Automatic Contribution Arrangement. Notwithstanding the provisions of Section 4.1(a), an Eligible Employee who is initially employed (or is reemployed) by an Employer on or after the Effective Date (an “Automatic Enrollment Employee”) shall automatically be enrolled in the Plan to make Pre-Tax Contributions effective as soon as administratively practicable beginning 30 days (or such other period (not less than 30 days) prescribed by the Committee) after the Automatic Enrollment Employee has been provided an Automatic Contribution Notice of such enrollment by the Committee, in the form and manner prescribed by the Committee (such period, the “Automatic Contribution Notice Period”). The “Automatic Contribution Notice” is intended to comply with the notice requirements under Code Section 414(w)(4) and any regulations or guidance issued thereunder and the automatic contributions made pursuant to this Section 4.1(b) are intended to meet the requirements of an “Eligible Automatic Contribution Arrangement” under Code Section 414(w).
     Automatic Contribution Percentage. An Automatic Enrollment Employee who is automatically enrolled in the Plan pursuant to this Section 4.1(b) shall be deemed to have elected to defer, as Pre-Tax Contributions to the Trust Fund (“Automatic Contributions”), in an amount equal to the following percentages of his Compensation on a payroll period basis:
(i)	3% during the period beginning on the date the Automatic Enrollment Employee commences making Automatic Contributions and ending on the first May 31st (or such other date designated by the Committee) occurring not less than 12 months after such commencement date (“Initial Automatic Contribution Period”);

(ii)	4% during the 12-month period (or such other period designated by the Committee) beginning on the date immediately following the end of the Initial Automatic Contribution Period;

(iii)	5% during the 12-month period (or such other period designated by the Committee) beginning on the date immediately following the end of the period in clause (ii) above; and

(iv)	6% thereafter beginning on the date immediately following the end of the period in clause (iii) above.

     If the Automatic Enrollment Employee has not provided any investment direction pursuant to Section 9.3 of the Plan with respect to his Automatic Contributions, such contributions (and any Employer Matching Contributions made thereon) shall automatically be invested in the Default Investment Fund.
     Election Out of Automatic Enrollment. The foregoing notwithstanding, if an Automatic Enrollment Employee affirmatively elects, in the form and manner prescribed by the Committee, during the Automatic Contribution Notice Period:
(i)	not to make any Pre-Tax Contributions to the Plan; or

(ii)	to make Pre-Tax Contributions in any alternative percentage under Section 4.1(a) and/or After-Tax Contributions in any percentage under Section 4.4;
then no Automatic Contributions shall be made by such Automatic Enrollment Employee. An Automatic Enrollment Employee who elects not to make Automatic Contributions or elects to cease such contributions to the Plan may elect at any time thereafter to defer a percentage of his Compensation as Pre-Tax Contributions or After-Tax Contributions in accordance with Sections 4.1(a) or 4.4, respectively, in the form and manner prescribed by the Committee for such contributions, provided he is eligible to participate in the Plan pursuant to Section 3.1. Once an Automatic Enrollment Employee’s Automatic Contributions commence, such contributions shall continue in effect until the Automatic Enrollment Employee gives timely notice of his election to cease making the contribution or to make Pre-Tax Contributions at a different percentage of his Compensation as provided in the foregoing paragraph.
     Permissible Withdrawal. An Automatic Enrollment Employee who has Automatic Contributions made under Section 4.1(b) may elect to make a withdrawal of such Automatic Contributions (“Permissible Withdrawal”), provided that such election must be made no later than 90 days after the date that the Automatic Enrollment Employee’s first Automatic Contribution would otherwise have been included in his gross income. The effective date of an Automatic Enrollment Employee’s Permissible Withdrawal election will not be later than the earlier of (i) the pay date for the second payroll period that begins after the date the election is made and (ii) the first pay date that occurs at least 30 days after the election is made. The amount distributed under this paragraph shall be equal to the amount of the Automatic Enrollment Employee’s Automatic Contributions through the effective date of the election, adjusted for allocable gains and losses to the date of distribution, and reduced by any generally applicable fees, if any, provided that any fee charged under this paragraph shall not be higher than a fee that would apply to any other distribution of cash from the Plan.
     The amount of a Permissible Withdrawal (as adjusted under the preceding sentence) shall be included in the Employee’s gross income for the taxable year in which such distribution is made, but shall not be subject to the 10% early withdrawal tax under Code Section 72(t). Any Employer Matching Contributions (adjusted for allocable gains and losses) made with respect to the Automatic Contributions subject to the Permissible Withdrawal election shall be forfeited.
     4.2 Employer Matching Contributions.  During a Plan Year, an Employer shall make an Employer Matching Contribution (subject to adjustment for limitations provided elsewhere in the Plan) to the Trust Fund on behalf of Participants employed by such Employer in cash in an amount equal to 50% of the first 6% of each such Participant’s Pre-Tax Contributions (including Pre-Tax Contributions made as Automatic Contributions under Section 4.1(b)) on a payroll period basis. The foregoing notwithstanding, with respect to a Participant who defers his Compensation for one or more payroll periods during a Plan Year at a rate in excess of that percentage of his Compensation eligible for Employer Matching Contributions for such Plan Year, if any, and who ceases or reduces the rate of his Pre-Tax Contributions for any reason (including suspension due to a withdrawal) that prevents him from receiving the maximum available Employer Matching Contribution for such Plan Year but for such cessation or reduction based on his Compensation deferred on an annualized basis, Employer Matching Contributions to his Employer Matching Contribution Account may be made by his Employer not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions granted for the filing of such tax return after the close of such Plan Year in question for such Plan Year in such an amount that the aggregate of such contributions for such Plan Year is equal to 50% of the first 6% of such Participant’s Pre-Tax Contributions; provided, however, that such Participant is in the active Service of the Employer (or, to the extent required by applicable law, on Leave of Absence) as of the last day of the applicable Plan Year, subject to adjustment for non-discrimination testing and limitations under the Plan.
     4.3 Employer Profit Sharing Contributions.  Each Employer may, in its sole discretion, elect to make an Employer Profit Sharing Contribution to the Trust Fund for any Plan Year in cash in such amount as the Board, in its sole discretion, may authorize and direct from time to time as it deems appropriate or advisable, on behalf of Participants (a) who are Eligible Employees with respect to Employer Profit Sharing Contributions during a Plan Year for which the Employer elects to make such a contribution and (b) who (i) are in the Service of an Employer as of the last day of such Plan Year or (ii) terminated Service during such Plan Year due to death, retirement (within the meaning of Sections 7.1, 7.3 and 7.4) or disability (within the meaning of Section 7.2) and have not received a lump sum distribution of their benefit under the Plan. Such contribution, if any, shall be deemed made on account of a Plan Year if the Board determines and approves the amount of such Employer Profit Sharing Contribution by appropriate action and designates such amount in writing to the Trustee as payment on account of such Plan Year. All Employer Profit Sharing Contributions of the Employer shall be paid to the Trustee not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extension which has been granted for the filing of such tax return. The Committee shall be immediately advised in writing of the amount of such contribution.
     4.4 After-Tax Contributions.  Each Eligible Employee may elect to make After-Tax Contributions to the Trust Fund from his Compensation to contribute in whole percentages of between (a) 1% and (b) 10% of his Compensation each payroll period and, unless otherwise provided by the Committee, an additional contribution from the last pay check of any calendar quarter; provided, however, that the total After-Tax Contributions under this Section for any Plan Year shall not exceed 10% of his Compensation for the Plan Year (subject to adjustment for limitations provided elsewhere in the Plan). None of the After-Tax Contributions will be deemed deductible for federal income tax purposes.
     4.5 Qualified Non-Elective Contributions.  The Employer may, in its sole discretion, make qualified non-elective contributions, as defined in Treasury Regulation Sections 1.401(k) and 1.401(m) (“QNECs”), for a Plan Year in any amount necessary to satisfy or help to satisfy the Actual Deferral Percentage limit in Section 13.2 of the Plan or the Contribution Percentage limit in Section 13.5 of the Plan. QNECs may be used in lieu of, or in conjunction with, the reductions described in Sections 13.4 and 13.6 of the Plan. QNECs shall be allocated in a manner determined by the Employer among the Accounts of non-Highly Compensated Employees who were eligible to make Pre-Tax Contributions during the Plan Year for which the QNECs are made. QNECs may be made at any time during the Plan Year or no later than 12 months after the end of the Plan Year. QNECs shall be considered Pre-Tax Contributions and shall be subject to the same limitations as to withdrawal and distribution as Pre-Tax Contributions. QNECs shall be nonforfeitable and 100% vested at all times. For any portion of a QNEC taken into account for purposes of the Actual Contribution Percentage limit, such portion may not be taken into account for purposes of the Actual Deferral Percentage limit.
     4.6 Payment and Deductions of Pre-Tax and After-Tax Contributions.  A Participant’s deferrals and contributions under Section 4.1 and Section 4.4 shall be deducted by his Employer on each pay period from the Compensation paid to such Participant for that period and paid to the Trustee as soon as administratively feasible after the end of the pay period for which the deferral or contribution relates.
     4.7 Employer Matching Contributions, Employer Profit Sharing Contributions, and Pre-Tax Contributions to be Tax Deductible.  Employer Matching Contributions, Employer Profit Sharing Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. The Employer Matching Contributions, Employer Profit Sharing Contributions, and Pre-Tax Contributions to the Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Section 404 of the Code.
     4.8 Change of Elections and Suspension of Allotments.  Any Participant may increase or decrease the percentage of his Compensation designated as Pre-Tax Contributions or After-Tax Contributions, or suspend his Pre-Tax Contributions and/or After-Tax Contributions entirely, with any such change to be effective as soon as reasonably practicable following receipt of the change of elections, in the manner prescribed by the Committee in its sole discretion. In the case of total suspension of Pre-Tax Contributions and/or After-Tax Contributions, if applicable, the Employer Matching Contribution will automatically cease. Pre-Tax Contributions and/or After-Tax Contributions which are not made during a period of suspension shall not be made retroactively.
     4.9 Application of Funds.  The Trustee shall hold or apply the Contributions so received by it subject to the provisions of the Plan; and no part thereof (except as otherwise provided in the Trust Agreement) shall be used for any purpose other than the exclusive benefit of the Participants or their Beneficiaries.

     4.10 Disposition of Forfeitures.  In any case in which a Participant is not entitled to the full amount in his Employer Profit Sharing Account or Employer Matching Contribution Account, the amount to which he is not entitled shall be forfeited, and shall be allocated in the following order:
     (a) First, such Forfeitures shall be allocated to reinstate any Employer Matching Contribution Accounts and Employer Profit Sharing Accounts of Participants who return to Service and are entitled to account reinstatement in accordance with Section 7.5.
     (b) Second, such Forfeitures shall be applied to restore any amounts forfeited under the unclaimed benefits provisions of Section 11.11.
     (c) Third, such Forfeitures shall be applied against the next succeeding Employer Matching Contribution and/or Employee Profit Sharing Contributions and/or pay expenses of the Plan.
     4.11 Rollover Accounts.  An Eligible Employee may file with the Committee a written request that the Trustee accept a Rollover Amount from such Employee. The acceptance of a Rollover Amount under this Section shall be subject to the following conditions:
     (a) The Rollover Amount shall be in cash only.
     (b) No Rollover Amount may be transferred to the Plan without the prior procedural approval of the Committee or its delegate. The Committee or its delegate shall develop such procedures and may require such information from an Employee desiring to make such a transfer as it deems necessary or desirable. The Committee or its delegate may act in its sole discretion in determining whether to accept the transfer, and shall act in a uniform, non-discriminatory manner in this regard.
     (c) Upon approval by the Committee or its delegate, a Rollover Amount shall be paid to the Trustee to be held in the Trust Fund.
     (d) A separate Rollover Account shall be established and maintained for each Employee’s Rollover Amount. A Rollover Account shall be invested in the Investment Funds and/or the Company Stock Fund as elected by the Employee (or the Default Investment Fund if such Employee fails to make a proper investment election).
     (e) The Employee’s interest in his Rollover Account shall be fully vested and non-forfeitable. If an Eligible Employee who has not begun making Pre-Tax Contributions and/or After-Tax Contributions under Sections 4.1 and 4.4 of the Plan, respectively, or receiving Employer Matching Contributions and/or Employer Profit Sharing Contributions under Sections 4.2 and 4.3 of the Plan, respectively, makes a Rollover Amount to the Plan, his Rollover Account shall represent his sole interest in the Plan.
     (f) The Committee or its delegate shall be entitled to rely on the representation of the Employee that the Rollover Amount is an “eligible rollover distribution” within the meaning of Code Section 402(c)(4). If, however, it is determined that a transfer received from or on behalf of an Employee failed to qualify as an eligible rollover distribution, then the balance in the Employee’s Rollover Account attributable to the ineligible transfer shall, along with any earnings thereon, as soon as is administratively practicable, be:
     (1) segregated from all other Plan assets;
     (2) treated as a non-qualified trust established by and for the benefit of the Participant; and
     (3) distributed to the Employee.
Such an ineligible transfer shall be deemed never to have been a part of the Plan or Trust.
     (g) A rollover of after-tax contributions or Roth contributions pursuant to Code Section 402A, and the earnings thereon, is not permitted.
          The Rollover Account shall not share in Employer Matching Contribution or Employer Profit Sharing Contribution allocations. Upon termination of employment, the Rollover Account shall be distributed in accordance with Article VIII. Notwithstanding anything in the Plan to the contrary, no such transfer of a Rollover Amount shall include a transfer of benefits from a defined benefit plan or from a defined contribution plan subject to Code Section 412.
     4.12 Refunds to Employer.  Once Contributions are made to the Plan by the Employer on behalf of the Participants, they are not refundable to the Employer unless a Contribution:
     (a) was made by mistake of fact; or
     (b) was made conditioned upon the contribution being allowed as a deduction and such deduction was disallowed.
          Any Contribution made by the Employer during any Plan Year in excess of the amount deductible or any Contribution attributable to a good faith mistake of fact shall be refunded to the Employer. The amount which will be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or the excess of the amount contributed over the amount deductible, as applicable. A Contribution made by reason of a mistake of fact may be refunded only within one year following the date of payment. Any Contribution to be refunded because it was not deductible under Section 404 of the Code may be refunded only within one year following the date the deduction was disallowed. Earnings attributable to any such excess Contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. In no event may a refund be due which would cause the Account balance of any Participant to be reduced to less than the Participant’s Account balance would have been had the mistaken amount, or the amount determined to be non-deductible, not been contributed.

ARTICLE V
PARTICIPANT ACCOUNTS
     5.1 Individual Accounts.  The Committee shall create and maintain adequate records to disclose the interest in the Trust Fund and in its component Investment Funds and the Company Stock Fund of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual Accounts and credits and charges shall be made to such Accounts in the manner herein described. A Participant may have up to 5 separate categories of Accounts, as follows: (i) Pre-Tax Contribution Account, (ii) After-Tax Contribution Account, (iii) Employer Profit Sharing Account, (iv) Employer Matching Contribution Account, and (v) Rollover Account. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.
          If a Participant incurs 5 consecutive Breaks in Service and subsequently reenters the Plan as a Re-Employed Employee (as defined in Section 3.4) prior to the time that he has received a distribution or been deemed to have received a distribution hereunder equal to 100% of his vested Account balance, determined as of the last day of the Plan Year in which he incurred the last of such 5 consecutive Breaks in Service, the Committee may, in its discretion, maintain, or cause to be maintained, separate Employer Contribution Accounts for the Participant’s pre-Breaks in Service Account balances attributable to Employer Contributions and Forfeitures, and separate Employer Contribution Accounts for his post-Breaks in Service Account balances attributable to the Employer Contributions and Forfeitures unless the Participant’s entire Account balance under the Plan is 100% vested at the time he incurs the last of such 5 consecutive Breaks in Service.
     5.2 Account Allocations and Adjustments.
     (a) Pre-Tax Contributions and After-Tax Contributions. Pre-Tax Contributions and After-Tax Contributions received in the Trust Fund since the preceding Valuation Date shall be credited to the respective Pre-Tax Contribution Accounts and After-Tax Contribution Accounts of the Participants, and invested in the Investment Funds and Company Stock Fund in accordance with their instructions pursuant to Section 9.3.
     (b) Employer Matching Contributions. Employer Matching Contributions received in the Trust Fund since the preceding Valuation Date shall be allocated to an eligible Participant’s Employer Matching Accounts based on the percentage of each such Participant’s eligible Pre-Tax Contributions as determined pursuant to Section 4.2, and invested in the Investment Funds and Company Stock Fund in accordance with the Participant’s instructions pursuant to Section 9.3.
     (c) Employer Profit Sharing Contributions. Employer Profit Sharing Contributions received in the Trust Fund for a Plan Year shall be allocated and credited to the Employer Profit Sharing Account of the eligible Participant for such Plan Year, as defined in Section 4.3, as of the last day of such Plan Year in the ratio that the sum of each eligible Participant’s total Compensation for the Plan Year bears to the total Compensation of all eligible Participants for such Plan Year (provided, however, that (i) Compensation shall not include any Compensation earned prior to the Participant’s Entry Date and (ii) in the case of reemployment during such Plan Year, for that Plan Year, Compensation shall include only Compensation earned during the period of employment commencing with his reemployment and ending with the last day of such Plan Year).
     (d) Forfeitures. Forfeitures which have become available for reallocation or restoration shall be applied pursuant to Section 4.10.
     (e) Adjustments. As of each Valuation Date, all payments and distributions made under the Plan since the immediately preceding Valuation Date to or for the benefit of a Participant or his Beneficiary and any withdrawals by a Participant pursuant to Article VIII will be charged to the proper Account of such Participant unless previously charged.
     5.3 Limitations on Contributions.
     (a) Maximum Permissible Amount and Incorporation of Code Section 415 by Reference. Notwithstanding any provision of this Plan to the contrary, except as otherwise provided in this Section, total Annual Additions made to the Account of a Participant for a Limitation Year shall not exceed the “Maximum Permissible Amount,” which is the lesser of:
(1)	$40,000, as adjusted pursuant to Code Section 415(d) and Treasury Regulation Section 1.415(d)-1(b); or

(2)	100% of the Participant’s Compensation for the Limitation Year.
     For purposes of determining whether the Annual Additions under this Plan exceed the Maximum Permissible Amount, all defined contribution plans of the Employer are to be treated as one defined contribution plan.
     In accordance with Treasury Regulation Section 1.415(a)-1(d)(3), the Plan incorporates by reference the limitations on contributions under Code Section 415 and as provided under Treasury Regulation Section 1.415(c)-1 et seq. (as may be revised or amended from time to time by the Internal Revenue Service). Unless otherwise provided in this Section, the default rules under Code Section 415 Treasury Regulations shall apply with respect to the limitations under this Section.
     For purposes of determining a Participant’s Maximum Permissible Amount for any Limitation Year, in addition to amounts of Compensation included for the Limitation Year in accordance with the timing rules under the provisions in Treasury Regulation Section 1.415-2(e), such Participant’s Compensation for the Limitation Year shall include amounts paid after a Participant’s severance from employment:
     (i) for services during the Participant’s regular working hours or outside the Participant’s regular working hours (such as overtime or shift differential), commissions,

bonuses, or other similar payments if (A) such Compensation would have been paid to the Participant prior to his severance from employment if he had continued in employment with the Employer and (B) such Compensation is paid by the later of 2 1/2 months after the Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of such severance from employment; and
     (ii) for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if his employment had continued, or amounts paid to the Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the amounts would have been paid to the Participant at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income for the year of severance from employment, provided that such amounts (A) are paid by the later of 2 1/2 months after severance from employment with the Employer or the end of the Limitation Year that includes the date of such severance from employment; and (B) would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Employer.
     (b) Definitions. For purposes of this Section, the following terms shall have the following meanings:
     (i) Employer: The Company and any other Employer that adopts this Plan; provided, however, that in the case of a group of employers which constitutes a controlled group of corporations (as defined in Code Section 414(b), as modified by Code Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c), as modified by Code Section 415(h)) or an affiliated service group (as defined in Code Section 414(m)), all such employers shall be considered a single employer for purposes of applying the limitations of this Section for any portion of a Limitation Year during which such employers were so controlled or affiliated.
     (ii) Limitation Year: A 12 consecutive month period ending on December 31.
     (iii) Compensation: For purposes of determining the Maximum Permissible Amount, a Participant’s Compensation shall be amounts included in the safe harbor compensation definition under Treasury Regulation Section 1.415(c)-2(d)(4) (i.e, Form W-2 safe harbor compensation definition). The foregoing notwithstanding, for purposes of this Section, Compensation shall not exceed the limitation under Code Section 401(a)(17)(A), as adjusted for cost-of-living increases pursuant to Code Section 401(a)(17)(B), but shall not be limited to the earliest payments made to or on behalf of a Participant with respect to a Limitation Year.
     (iv) Annual Additions: With respect to each Limitation Year, to the extent allocated to a Participant’s Account in accordance with the timing rules of

Treasury Regulation Section 1.415(c)-1(b)(6), the total of the Participant’s Employer Profit Sharing Contributions, Employer Matching Contributions, Pre-Tax Contributions, After-Tax Contributions, Forfeitures, amounts described in Code Sections 415(l) and 419A(d)(2), and amounts allocated to a Participant’s Account under a corrective amendment that complies with the requirements of Treasury Regulation Section 1.401(a)(4)-11(g); but excluding Catch-Up Contributions made pursuant to Section 4.1, Rollover Amounts contributed pursuant to Section 4.11, restorative payments described in Treasury Regulation Section 1.415(c)-1(b)(2)(ii)(C), Excess Deferrals distributed in accordance with Section 4.1 and Treasury Regulation Section 1.402(g)-1(e)(2) or (3), and such other amounts specifically excluded under Treasury Regulation Section 1.415(c)-1(b)(3). Contributions made with respect to Qualified Military Service in accordance with Section 3.9 shall be considered an Annual Addition for the Limitation Year to which the Contribution relates.
     (c) Prospective Reduction of Participant Contributions. If during a Limitation Year the Committee determines that the Maximum Permissible Amount will be exceeded for the Limitation Year, the Pre-Tax and/or After-Tax Contribution elections of affected Participants may be (but is not required to be) reduced by the Committee on a temporary and prospective basis in such manner as the Committee will determine.
     (d) Excess Amounts and EPCRS. To the extent a Participant’s Annual Additions for a Limitation Year exceed the Participant’s Maximum Permissible Amount, except as otherwise permitted under the Treasury Regulations or other guidance issued by the Internal Revenue Service, such result shall be corrected in accordance with procedures available under the Internal Revenue Service’s Employee Plans Compliance Resolution System in effect at the time of the correction.
     5.4 Valuation of Trust Fund.  A valuation of the Trust Fund shall be made as of each Valuation Date and on any other date during the Plan Year that the Committee deems a valuation to be advisable. Any such interim valuation shall be exercised on a uniform and non-discriminatory basis. For the purposes of each valuation, the assets of the Trust Fund shall be valued at the respective current market values, and the amount of any obligations for which the Trust Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets. For the purposes of maintenance of books of account in respect of properties constituting the Trust Fund, and of making any such valuation, the Trustee shall account for the transactions of the Trust Fund on a modified cash basis.
     5.5 Recognition of Different Funds.  As provided in Article IX, Investment Funds and the Company Stock Fund shall be established, and each Participant shall direct, within the limitations set forth in Sections 9.3 and 9.4, what portion of the balance in his Accounts shall be deposited in each Investment Fund and the Company Stock Fund. Consequently, when appropriate, a Participant shall have a Pre-Tax Contribution Account, an After-Tax Contribution Account, an Employer Matching Contribution Account, Employer Profit Sharing Account, and a Rollover Account in each such Investment Fund and the Company Stock Fund and the allocations described in Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of the Investment Funds and the Company Stock Fund. Because

Participants have a choice of Investment Funds and the Company Stock Fund, any reference in the Plan to a Pre-Tax Contribution Account, an After-Tax Contribution Account, an Employer Matching Contribution Account, an Employer Profit Sharing Account or a Rollover Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Fund and the Company Stock Fund.

ARTICLE VI
VOLUNTARY WITHDRAWALS
     6.1 Withdrawal from After-Tax Contribution Account.  A Participant who is an Employee shall be entitled to withdraw, in accordance with such administrative procedures adopted by the Committee in its sole discretion, all or a portion of the amounts in his After-Tax Contribution Account (valued as of the Valuation Date immediately preceding the distribution date of such withdrawal from the Trust Fund). Payments of any amounts withdrawn pursuant to an election made under this Section will be made in cash to the Participant as soon as practicable after notice of such election is received by the Committee or its delegate. Upon making such a withdrawal, a Participant shall not be eligible to make future After-Tax Contributions during a 6-month period following the date of such withdrawal.
     6.2 Withdrawal from Pre-Tax Contribution Account. A Participant who is an Employee and has attained age 59 1/2 shall be entitled to withdraw, in accordance with such administrative procedures adopted by the Committee in its sole discretion, all or a portion of the amounts in his Pre-Tax Contribution Account (valued as of the Valuation Date next preceding the distribution date of such withdrawal from the Trust Fund). A withdrawal from the Pre-Tax Contribution Account under this Section shall not affect the Participant’s remaining rights hereunder.
     6.3 Withdrawal from Employer Contribution Account.
          (a) Employer Contributions Made Prior to 2008 Plan Year. A Participant who is an Employee may elect to withdraw, in accordance with administrative procedures adopted by the Committee in its sole discretion, no more frequently than once every six months, a portion of the amounts in his Employer Matching Account and/or Employer Profit Sharing Contribution Account attributable to Employer Matching Contributions and/or Employer Profit Sharing Contributions contributed to the Plan for Plan Years beginning prior to January 1, 2008 (i.e., pre-2008 Plan Years) in accordance with the following provisions:
     (i) A Participant who has completed less than 11 Years of Vesting Service, may not withdraw any amounts then credited to his Employer Contribution Account;
     (ii) A Participant who has completed 11 or more Years of Vesting Service, but less than 16 Years of Vesting Service, may elect to withdraw an amount not greater than 15% of his Employer Contribution Account balance, determined as of the Valuation Date immediately preceding the distribution date of such withdrawal, less an amount equal to the sum of all of his prior withdrawals from this Section; and
     (iii) A Participant who has completed 16 Years of Vesting Service or more, may elect to withdraw an amount not greater than 30% of his Employer Contribution Account balance, determined as of the Valuation Date immediately preceding the distribution date of such withdrawal, less an amount equal to the sum of all of his prior withdrawals from this Section.

Payments of any amounts withdrawn pursuant to an election made under this Section 6.3(a) will be made to the Participant as soon as practicable after notice of such election is received by the Committee. A Participant shall not be permitted to recontribute to or redeposit in his Accounts any portion of the amounts withdrawn pursuant to this Section.
          (b) Employer Contributions Made After the 2007 Plan Year. A Participant who is an Employee shall not be permitted to withdraw any portion of his Employer Matching Account and/or Employer Profit Sharing Contribution Account attributable to Employer Matching Contributions and/or Employer Profit Sharing Contributions contributed to the Plan for Plan Years beginning on or after January 1, 2008 (i.e., post-2007 Plan Years) (except as provided Sections 6.6 and 6.7).
     6.4 Hardship Withdrawals.  A Participant may, in accordance with such administrative procedures as may be adopted by the Committee in its sole discretion, at any time file with the Committee an appropriate written request for a hardship withdrawal from his Pre-Tax Contribution Account excluding any Income of the Trust Fund allocated to his Pre-Tax Contribution Account (under the Plan or the Prior Plan) on or after January 1, 1989. The approval or disapproval of such request shall be within the sole discretion of the Committee. A Participant must first withdraw any available amount credited to his Employer Matching Contribution Account, Employer Profit Sharing Account, After-Tax Contribution Account, if any, and Rollover Account, if any, in order to be permitted to make a hardship withdrawal from his Pre-Tax Contribution Account and must also have taken all distributions and loans otherwise available under the Plan and all employee plans maintained by the Participant’s Employer to the extent such loans would not themselves cause an immediate and substantial financial need. The Participant must certify that he is facing a hardship creating an immediate and substantial financial need and that the resources necessary to satisfy that financial need are not reasonably available from other sources available to the Participant. The amount of the hardship withdrawal shall be limited to that amount which the Committee determines to be required to meet the immediate financial need created by the hardship including anticipated federal and state income taxes and penalties resulting from the distribution. The hardship withdrawal distribution shall be made in cash as soon as practicable after the Participant submits the hardship request and the dollar amount withdrawn shall be determined by reference to the Pre-Tax Contribution Account as of the Valuation Date immediately preceding the date of withdrawal. A Participant who receives a hardship withdrawal shall be prohibited from making pre-tax contributions and employee contributions to the Plan and any other plan maintained by the Employer (except “welfare plans” as defined in Section 3(1) of ERISA) for the 6-month period following the date of distribution. The following standards (or such other standards as may be acceptable under Treasury Regulations issued pursuant to Section 401(k) of the Code) shall be applied by the Committee on a uniform and non-discriminatory basis in determining the existence of such a hardship:
     (i) To be considered a hardship for purposes of this Section, the event giving rise to the need for funds must relate to financial hardship resulting from:
     (1) medical expenses (described in Code Section 213(d)) previously incurred by the Participant or the Participant’s spouse, dependents (as defined in Code Section 152) or designated primary Beneficiary or necessary for those persons to obtain medical care as evidenced by a written estimate thereof (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
     (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
     (3) payment for tuition for the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children, dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)) or designated primary Beneficiary;
     (4) payment necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;
     (5) payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children, dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)) or designated primary Beneficiary;
     (6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
     (7) any other event described by the Internal Revenue Service to be deemed to be a heavy and financial need.
          Except as otherwise noted above, a person shall be considered to be dependent on the Participant if the Participant certifies that he reasonably expects to be entitled to claim that person as a dependent for Federal income tax purposes for a calendar year coinciding with the Plan Year in which the certification of hardship is made. For purposes of this Section 6.4, a person shall be considered to be a Participant’s “designated primary Beneficiary” if such person is designated by the Participant as a primary Beneficiary in the form and manner prescribed by the Committee, in accordance with Section 3.7 as of the date of the withdrawal.
     (ii) A financial need shall be considered immediate if it must be satisfied in substantial part within a period of 12 months from the date on which the Participant certifies his eligibility for a hardship withdrawal.
     6.5 Rollover Account.  As of any Valuation Date, a Participant may withdraw an amount not in excess of the balance in his Rollover Account by requesting such a withdrawal in accordance with administrative procedures adopted by the Committee in its sole discretion. The actual payment of the amount to be withdrawn shall occur as soon as administratively practicable following the filing of the request with the Committee. The Valuation Date immediately preceding the distribution date of the withdrawal shall determine the Participant’s balance in his Rollover Account.

     6.6 In-Service Withdrawal of Vested Account Balance.  A Participant who has attained age 70 1/2 may withdraw any or all of his vested Account balance, determined as of the Valuation Date on which the withdrawal is made, by requesting such a withdrawal in accordance with the administrative procedures adopted by the Committee in its sole discretion.
     6.7 Loans to Participants.  Any Participant who is an Employee (including any such Participant on a Leave of Absence) may make application to borrow from his vested Accounts in the Trust Fund. In addition to Participants who are Employees (including any such Participant on Leave of Absence), loans shall be available to any “alternate payee” with respect to a Participant, but, if and only if, such person is a “party in interest” with respect to the Plan within the meaning of ERISA Section 3(14) and who must be eligible to obtain a Plan loan in order for exemptions set forth in Department of Labor Regulation Section 2550.408b-1 to apply to the Plan (herein, together with Participants who are Employees and those on Leave of Absence, collectively referred to as “Borrower”). Upon receipt of a loan application from a Borrower, the Committee may in its discretion direct the Trustee to make a loan to such Borrower. Such loans shall be granted in a uniform and non-discriminatory manner pursuant to the terms and conditions of a written loan procedure that shall be established by the Committee and subject to amendment from time to time and at any time by the Committee, with such written procedure hereby incorporated by reference as a part of the Plan. The amount of the loan when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliate which is qualified under Code Section 401(a) shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made, and further reduced by the amount of any prior loan that is deemed distributed under Code Section 72(p) and Treasury Regulation § 1.72(p)-1 and that has not been repaid (such as by a plan loan offset), or (ii) 50% of the present value of Borrower’s vested Account balances under the Plan.
          In the event that a Participant takes a distribution from his vested Account under Section 8.1(d) in connection with a severance from employment related to his performance of service in the uniformed services, and such Participant has an outstanding loan under this Section 6.7, such Participant will only be entitled to receive a total distribution amount that is equal to the vested portion of such Participant’s Account balance, minus the total balance of such outstanding loan. Such Participant’s outstanding loan will be deemed to have been repaid as of the date of a distribution of the Participant’s vested Account balance that is equal to such amount. If a Participant elects to take a distribution under the provisions of Section 8.1(d) that is less than such amount, the Participant will not be required to repay his loan in full at the time of the distribution and loan repayments will continue to be suspended in accordance with Section 414(u) of the Code; provided, however, that such Participant will not be entitled to withdraw the remaining vested portion of his Account balance until all outstanding loan amounts have been repaid to the Plan.

ARTICLE VII
PARTICIPANTS’ BENEFITS
     7.1 Normal Retirement Date.  Any Participant who terminates his Service on or after his Normal Retirement Date shall be vested in and entitled to receive the entire amount of his Account balance under the Plan. Upon termination of Service on or after his Normal Retirement Date for any reason, the Committee shall direct the Trustee to make payment of the entire balance of the Participant’s Account to him at such time and in such manner as provided in Article VIII.
     7.2 Disability of Participants.  If a Participant satisfies the definition of “Disability” under the Company’s or an Employer’s long-term disability plan (as applicable, the “LTD Plan”) and commences to receive disability benefits thereunder, such Participant (a) to the extent not vested, shall be fully vested in the entire amount of his Account as of the date of the Disability and (b) shall be entitled to receive such amount at such time and in such manner as provided in Article VIII. The determination of whether a Participant has become “Disabled” under the LTD Plan by such disability plan’s administrator shall be final and binding on all parties concerned.
     7.3 Early Retirement Date.  A Participant who terminates his Service on or after his Early Retirement Date may apply for an early retirement benefit with the Committee, in the manner prescribed by the Committee in its sole discretion. Upon a Participant’s early retirement under this Section, the Committee shall direct the Trustee to make payment of the entire amount of the Participant’s Account balance to him at such times and in such manner as provided in Article VIII.
     7.4 Death of Participants.  In the event of the termination of Service of any Participant by death, and after receipt by the Committee of acceptable proof of death, in the form and manner determined by the Committee in its sole discretion, his Beneficiary shall be entitled to receive the entire amount in the Participant’s Account balance under the Plan, with such Account balance fully vested as of the date of the Participant’s death. Payment of benefits due under this Section shall be made at such time and in such manner as provided in Article VIII.
     7.5 Other Termination of Service.
     (a) Distributions: In the event of termination of Service of any Participant for any reason other than as provided in Section 7.1, 7.2, 7.3 or 7.4, a Participant shall, subject to the further provisions of the Plan, be entitled to receive the entire amount credited to his After-Tax Contribution Account, Pre-Tax Contribution Account, and Rollover Account and the vested portion of his Employer Profit Sharing Account and Employer Matching Contribution Account, in accordance with the following schedules:
     (1) Employer Profit Sharing Contributions:
     (i) Post-2007 Plan Years. For Employer Profit Sharing Contributions made to a Participant’s Employer Profit Sharing Account for Plan Years beginning on or after January 1, 2008 (i.e.,

post-2007 Plan Years), vesting shall be based upon the number of Years of Vesting Service as follows:

Years of Vesting Service	Vested Percent
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%
     (ii) 2006 and 2007 Plan Years. For Employer Profit Sharing Contributions made to a Participant’s Employer Profit Sharing Account for Plan Years beginning on or after January 1, 2006 but prior to January 1, 2008 (i.e., 2006 and 2007 Plan Years), vesting shall be based upon the number of Years of Vesting Service as follows:

Years of Vesting Service	Vested Percent
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%
     (iii) Prior to 2006 Plan Year. For Employer Profit Sharing Contributions made to a Participant’s Employer Profit Sharing Account for Plan Years beginning prior to January 1, 2006 (i.e., pre-2006 Plan Years), vesting shall be based upon the number of Years of Vesting Service as follows:

Years of Vesting Service	Vested Percent
Less than 2	0%
2	10%
3	20%
4	40%
5	60%
6	80%
7 or more	100%

     (2) Employer Matching Contributions:
     (i) Post-2007 Plan Years. For Employer Matching Contributions made to a Participant’s Employer Matching Contribution Account for Plan Years beginning on or after January 1, 2008 (i.e., post-2007 Plan Years), vesting shall be based upon the number of Years of Vesting Service as follows:

Years of Vesting Service	Vested Percent
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%
     (ii) 2002 through 2007 Plan Years Appendix A Employer Matching Contributions. For Employer Matching Contributions made to a Participant’s Employer Matching Contribution Account pursuant to Appendix A hereto, with such appendix hereby incorporated by reference as a part of the Plan, for Plan Years beginning on or after January 1, 2002 but prior to January 1, 2008 (i.e., 2002 through 2007 Plan Years), vesting shall be based upon the number of Years of Vesting Service as follows:

Years of Vesting Service	Vested Percent
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%
     (iii) Pre-2002 Plan Years Appendix A Employer Matching Contributions. For Employer Matching Contributions made to a Participant’s Employer Matching Contribution Account pursuant to Appendix A hereto prior to January 1, 2002 (i.e., pre-2002 Plan Years), vesting shall be based upon the number of Years of Vesting Service as follows:

Years of Vesting Service	Vested Percent
Less than 2	0%
2	10%
3	20%
4	40%
5	60%
6	80%
7 or more	100%
     (iv) Pre-2007 Plan Years Non-Appendix A Employer Matching Contributions. For Employer Matching Contributions made to a Participant’s Employer Matching Contribution Account that are not made pursuant to Appendix A hereto and are made prior to January 1, 2008 (i.e., pre-2007 Plan Years), vesting shall be based upon the number of Years of Vesting Service as follows:

Years of Vesting Service	Vested Percent
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%
If a Participant terminates Service and, at the time of such termination, the present value of the Participant’s vested Account balance is zero, the Participant will be deemed to have received a distribution of such vested benefit as of the last day of the Plan Year in which he first incurs a Break in Service.
     (b) Forfeitures: This Section does not apply to Participants who are fully vested at the time of termination of Service.
          (i) Forfeitures of Non-Vested Account Balance. With respect to a Participant who terminates employment with the Employer with a vested interest (as determined under Section 7.5(a)) in his Employer Contribution Account that is less than 100% and receives a distribution from the Plan of the balance of his vested interest in his Employer Contribution Account in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment was terminated, the non-vested portion of such terminated Participant’s Employer Contribution Account as of the Valuation Date preceding the distribution date of his Employer Contribution Account shall become a Forfeiture as of the date his Account balances are distributed (or as of his date of termination of employment if he has no vested interest in his Employer Contribution Account and thus is deemed to have received a distribution of zero dollars on his date of termination of employment (“deemed distribution”)).

          With respect to a Participant who terminates employment with the Employer with a vested interest in his Employer Contribution Account less than 100% and who is not otherwise subject to the forfeiture provision of the foregoing paragraph, because he has not received or been deemed to have received a distribution, the non-vested portion of his Employer Contribution Account shall be forfeited as of the earlier of (1) the last day of the Plan Year in which the Participant first incurs 5 consecutive Breaks in Service as the result of the termination of his Service, or (2) the date of the terminated Participant’s death.
          (ii) Restoration of Forfeited Account Balance. In the event that the non-vested portion of a terminated Participant’s Employer Contribution Account becomes a Forfeiture pursuant to Section 7.5(b)(i) above, the terminated Participant shall, upon subsequent reemployment with the Employer prior to incurring 5 consecutive Breaks in Service, have the forfeited amount restored to such Participant’s Employer Contribution Account (i.e., Employer Profit Sharing Account and/or Employer Matching Contribution Account, as applicable), unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall only be made if such Participant repays in cash an amount equal to the amount so distributed to him prior to the earlier of (a) the last day of the Plan Year in which the Participant incurs 5 consecutive Breaks in Service; or (b) 5 years after the date of the Participant’s reemployment with the Employer (provided that the Participant must be an Employee at the time of repayment). Such restoration shall be made as soon as administratively feasible following the date of repayment. If a Participant who has received a deemed distribution as described in Section 7.5(b)(i) thereafter resumes Service under the Plan before incurring 5 consecutive Breaks in Service, he shall have the forfeited amounts reinstated to such applicable Accounts as soon as administratively feasible after his recommencement of participation in the Plan. Additionally, in the event that it is determined that all or a portion of the non-vested portion of a terminated Participant’s Employer Contribution Account was improperly forfeited, such improperly forfeited amounts shall be reinstated to the applicable Accounts from Forfeitures as soon as administratively feasible after such determination is made. Notwithstanding anything to the contrary in the Plan, any forfeited amounts to be restored by the Employer pursuant to this Section shall be charged against and deducted from Forfeitures for the Plan Year in which such amounts are restored that would otherwise be available for allocation in accordance with Section 4.10. If such Forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by Forfeitures shall be provided by an additional Employer contribution (which shall be subject to current or accumulated earning and profits).
     7.6 Valuation Dates Determinative of Participant’s Rights.  In the case of any Participant whose Service is terminated for any reason, the amount to which such Participant or his Beneficiary is entitled upon such termination of Service shall be determined as of the Valuation Date coinciding with or next following his termination of Service.
     7.7 In-Service Distributions.  Except as provided in Section 6.2, no distribution or withdrawal of any portion of a Pre-Tax Contribution Account under the Plan shall be permitted prior to the Participant’s “separation from employment, death or disability” within the meaning of Code Section 401(k) and the regulations thereunder other than a distribution authorized under the

Plan upon the occurrence of an event described in, and made in accordance with, Code Section 401(k)(10), any successor provision of the Code or any regulations thereunder. Notwithstanding the foregoing, if there is a transfer of Plan assets and liabilities relating to any portion of a Participant’s Account under the Plan to a plan being maintained or created by such Participant’s new employer (other than a rollover or elective transfer), then such Participant has not experienced a “severance from employment” for purposes of the Plan.

ARTICLE VIII
PAYMENT OF BENEFITS
     8.1 Time of Payment.
     (a) Normal Retirement. In the event of normal retirement, within the meaning of Section 7.1, payment of a Participant’s Account balance under the Plan shall be made as soon as practicable following the Committee’s receipt of notice of the Participant’s termination of Service, provided the Participant has filed an election to begin his benefit in accordance with Section 8.8. Except as otherwise is provided in Section 8.4, a Participant who continues in the Service of the Employer after his Normal Retirement Date may elect to defer the payment of his Account balance until the earlier of his (1) termination of Service with the Employer or (2) Required Commencement Date. The value of the Participant’s Account balance shall be determined as of the Valuation Date that immediately precedes the date payment of the Participant’s benefit is to begin.
     (b) Early Retirement. Except as is otherwise provided in Section 8.4, in the event of early retirement, within the meaning of Section 7.3, payment of a Participant’s Account balance under the Plan shall be made as soon as practicable following the Committee’s receipt of notice of the Participant’s termination of Service, provided the Participant has filed an election to begin his benefit in accordance with Section 8.8. The foregoing notwithstanding, the Participant may elect to defer commencement of his benefit under this Section until his Required Commencement Date. The value of the Participant’s Account balance shall be determined as of the Valuation Date that immediately precedes the date payment of the Participant’s benefit is to begin.
     (c) Death. Except as is otherwise provided in Sections 8.4 and 8.6, in the event of a Participant’s termination of Service due to death, within the meaning of Section 7.4, payment of the Participant’s entire vested Account balance under the Plan shall be paid to his Beneficiary in a lump sum distribution under Section 8.2 within 5 years after the date of the Participant’s death; provided, however, if the Beneficiary is the Participant’s surviving spouse, the deceased Participant’s interest shall be distributed to such surviving spouse on or before the date on which the Participant would have attained age 70 1/2; provided further that if the surviving spouse dies before distribution commences to the spouse, distribution of the deceased Participant’s interest shall begin on or before the date determined as if the surviving spouse were the Participant. The value of the Participant’s Account balance shall be determined as of the Valuation Date that immediately precedes the date payment of the Participant’s benefit is to be paid. If a Participant’s distributions under the Plan commenced prior to his date of death, any remaining portion of the deceased Participant’s interest in the Plan shall be distributed at least as rapidly as such interest would have been distributed to him under the method of payment in effect immediately prior to his death.

     (d) Other Termination of Service. Except as is otherwise provided in Section 8.4, upon a Participant’s termination of Service pursuant to Section 7.5, payment of the Participant’s vested Account balance shall be made as soon as practicable following the Participant’s termination of Service, provided the Participant has filed an election to be paid or begin his benefit in accordance with Section 8.8, subject to Section 8.7. The value of the Participant’s vested Account balance shall be determined as of the Valuation Date that immediately precedes the date payment of the Participant’s vested Account balance is to begin. A “termination of Service” for purposes of this Section 8.1(d) will include a “severance from employment” under Section 401(k)(2) of the Code that occurs as a result of a Participant’s performance of service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days, as provided in Section 3401(h) of the Code; provided, however, that a Participant who elects to receive a distribution of his vested Account in connection with a “termination of Service” occurring as a result of his performance of service in the uniformed services may not make Pre-Tax Contributions (including Catch-Up Contributions) to the Plan at any time during the six (6) month period beginning on the date of such distribution.
     (e) Limitation on Time of Payment. Notwithstanding any provision contained herein to the contrary, unless the Participant elects otherwise, the Trustee shall make payment of the Participant’s vested Account benefit not later than 60 days after the latest of the following events occurs:
     (i) The end of the Plan Year in which the Participant attains age 65;
     (ii) The end of the Plan Year in which the Participant terminates Service with the Employer; or
     (iii) The end of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan.
A Participant may elect to defer the payment of his benefits beyond the dates specified above by submitting a written statement to the Committee describing his benefit and the date on which the payment of such benefits shall be made, at the time and in the manner prescribed by the Committee in its sole discretion.
     8.2 Method of Payment. After any and all required adjustments, the Trustee, in accordance with the direction of the Committee, shall make any payment due under Section 8.1 of a Participant’s vested Account balance in a cash lump sum payment, except that the portion of the Participant’s Accounts invested in Company Stock, if any, shall be distributed in cash or in whole shares of Company Stock plus the cash value of any partial shares of Company Stock, as elected by the Participant (or, if applicable under Section 8.1(c), the Beneficiary).
     8.3 Deferral of Payments in the Case of Non-Employee and Non-Eligible Employee Participants.  If a Participant’s Accounts are retained in the Trust after the date on which he ceases to be an Employee or an Eligible Employee, such Accounts shall continue to be treated as a part of the Trust Fund. The Accounts of such a non-Employee and non-Eligible Employee

Participant will be credited (or debited) with their share of the net income (or loss) attributable to the investments of such Accounts but shall not be credited with any further (i) Employer contributions or (ii) Participant contributions.
     8.4 Cash Out or Automatic Rollover of Vested Account Balance.  Notwithstanding any other provision of this Article VIII, if upon termination of a Participant’s Service or thereafter the value of the Participant’s vested Account balance does not exceed $1,000, the Committee shall direct the Trustee to (i) distribute the value of the Participant’s vested Account balance to the Participant or the Participant’s Beneficiary in a lump sum cash payment or (ii) if the Participant or Beneficiary so timely elects, rollover such amount to an Eligible Retirement Plan (as defined in Section 8.5(b)). In the event that a Participant’s vested Account balance exceeds $1,000, but does not exceed $5,000, if the Participant does not timely elect to have such benefit paid directly to an Eligible Retirement Plan specified by the Participant or to receive the distribution directly, then the Committee will pay the distribution to an individual retirement plan designated by the Committee.
     8.5 Direct Rollover Distributions.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under Section 8.2, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution greater than $200 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For the purposes of this section the following definitions shall apply:
          (a) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee other than:
     (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specific period of 10 years or more;
     (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;
     (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); provided, however, that an Eligible Rollover Distribution may include the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), provided that such portion may only be rolled over to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code or a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code, a qualified defined benefit plan described in Section 401(a) of the Code, or a Section 403(b) annuity contract that agrees to separately account for amounts so rolled over, including separately accounting for the portion of the distribution which is includable in gross income and the portion of such distribution which is not so includable;
     (iv) any distribution which is made upon hardship;
     (v) a loan treated as a distribution under Section 72(p) of the Code and not excepted by Section 72(p)(2) of the Code or a loan in default that is a deemed distribution;
     (vi) any corrective distribution provided in Article XIII (regarding Excess Contributions and Excess Aggregate Contributions as such terms are defined in Section 13.1); or
     (vii) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability.
          (b) “Eligible Retirement Plan” shall mean (i)(1) an individual retirement account described in Section 408(a) of the Code or Section 408A of the Code, (2) an individual retirement annuity described in Section 408(b) of the Code, (3) an annuity plan described in Section 403(a) of the Code, and (4) a qualified plan described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution and (ii)(1) an annuity contract described in Section 403(b) of the Code and (2) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code and a non-spouse beneficiary to the extent provided in Section 829 of the Pension Protection Act of 2006 as provided in Section 8.6.
          (c) “Distributee” shall mean a Participant or former Participant of the Plan. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.
          (d) “Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     8.6 Non-Spouse Beneficiary Rollovers.  Notwithstanding any provision of the Plan to the contrary, to the extent provided in Section 829 of the Pension Protection Act of 2006, in the case of a designated Beneficiary (within the meaning of Section 401(a)(9) of the Code) who is a person or trust other than the Participant’s spouse, the Beneficiary may elect to have all or part of the Participant’s Account distributed in a direct trustee-to-trustee transfer to an inherited individual retirement account described in Section 408(a) or (b) or Section 408A of the Code (an “Inherited IRA”) if the following requirements are satisfied:
     (a) The Committee (or its delegate) is provided a timely request to make the direct trustee-to-trustee transfer to the Inherited IRA by the Beneficiary, in the form and manner prescribed by the Committee, prior to the date the Participant’s Account balance is distributed pursuant to Section 8.1(c).
     (b) The Beneficiary represents to the Committee in writing that an Inherited IRA has been established for the purpose of receiving the distribution on behalf of such designated Beneficiary in a manner that identifies the IRA as an IRA with respect to the deceased Participant and also identifies the designated Beneficiary.
     (c) The amount distributed in a trustee-to-trustee transfer to an IRA satisfies the requirements for an Eligible Rollover Distribution as set forth in Section 8.5 other than the requirement that the designated Beneficiary satisfies the definition of “Distributee” in Section 8.5(c).
     (d) The transfer otherwise meets all other requirements of Code Section 402(c)(11) and any regulations and guidance issued thereunder.
     8.7 Required Minimum Distribution.
          (a) General. Notwithstanding any provisions of the Plan to the contrary, for a Participant attaining age 70 1/2, any benefits to which a Participant is entitled shall commence not later than the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant’s employment terminates (provided, however, that clause (ii) of this sentence shall not apply in the case of a Participant who is a 5% owner (as defined in Section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2 (such date the “Required Beginning Date”). All distributions required under this Section 8.7 will be made in accordance with the Treasury Regulations under Code Section 401(a)(9) and shall apply for purposes of determining required minimum distributions. The requirements under Code Section 401(a)(9) will take precedence over any inconsistent provisions of the Plan.
          (b) Timing and Manner of Distributions. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. Upon the death of the Participant distributions will be made to the Beneficiary in accordance with Section 8.1(c) of the Plan.
          (c) Calculation of Required Minimum Distribution. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the

Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year. Required minimum distributions will be determined beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
          (d) Required Minimum Distributions After or Before Participant’s Death. If the Participant dies after or before his Required Beginning Date, his Account balance will be distributed to his Beneficiary as provided in Section 8.1 of the Plan.
          (e) Definitions.
     (i) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 3.7 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
     (ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.7(d). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
     (iii) Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
     8.8 Election to Commence Benefits.
          (a) General. Except in the case of early retirement under Section 7.3, prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed by the Committee in its sole discretion.
          (b) Early Retirement Benefits. A Participant who is eligible to apply for an early retirement benefit under Section 7.3 and elects to do so shall file an application therefor with the Committee at the time and in the manner prescribed by the Committee in its sole discretion.
     8.9 Claims for Benefits.  Any Participant or Beneficiary of any deceased Participant, or authorized representative (designated in the manner required by the Committee) of such Participant or Beneficiary (collectively, the “Claimant”), may submit a written claim to the Committee for the payment of any benefit asserted to be due him under the Plan, including, but not limited to administrative and statement errors, which shall set forth the nature of the claim and such other information as the Committee may reasonably request. Upon the receipt of any claim for benefits required by this Section, the Committee shall determine whether or not the Claimant is entitled to a benefit hereunder and, if so, the amount thereof, and shall notify the Claimant of its findings. The Committee, in its sole discretion, may establish reasonable time periods within which any claim for benefits or other cause of action must be submitted to the Committee.
          The Committee shall notify the Claimant of its benefits determination within a reasonable time, not to exceed 90 days, after receipt of the claim, unless the Committee determines that special circumstances require an extension of time, not to exceed 90 days from the end of the initial 90-day period, for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the end of the initial 90-day period indicating the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. The initial 90-day period shall commence at the time the claim is filed with the Committee, regardless of whether or not all information necessary for the Committee to make its determination accompanies the filing. If an extension of the 90-day period is required due to the Claimant’s failure to submit such necessary information, such period shall be tolled from the date on which the extension notice is sent to the Claimant until the date the Claimant provides such additional information.
          The Committee shall provide the Claimant with written or electronic notice of its decision to deny a claim, in whole or in part, and such notice shall set forth, in a manner calculated to be understood by the Claimant:
     (a) the specific reason or reasons for the denial;
     (b) specific reference to the pertinent Plan provisions on which the denial is based;
     (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d) a description of the claims review procedure set forth in Section 8.9 hereof and the applicable time limits, including the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review.
     8.10 Claims Review Procedure. If the Committee denies the benefits claim filed by a Claimant under Section 8.9, either in whole or in part, such Claimant shall have the right, to be exercised by written application filed with the Committee within 60 days after receipt of notice of the denial of his claim to request a review of his claim and entitlement to the benefit applied for and the denial of such benefits. The Claimant may submit written comments, documents, records and other information relating to his claim for benefits. Upon request, and free of charge, the Claimant shall be provided reasonable access to, and copies of, all documents, records and other information relevant to his claim for benefits. The Committee shall reconsider the claim in light of all such comments, documents and other information submitted by the Claimant, without regard to whether such information had been submitted or considered in the initial review process under Section 8.8. If deemed necessary by the Committee, in its sole discretion, the Committee may hold a formal hearing on the benefits claim.
          The Committee shall conduct a full and fair review of the claim and provide the Claimant with written or electronic notice of its final determination within a reasonable time, not to exceed 60 days, after receipt of the Claimant’s application for review, unless the Committee determines that special circumstances require an extension of time, not to exceed 60 days from the end of the initial 60-day period, to review the claim (such as the need to hold a formal hearing). If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the end of the initial 60-day period indicating the special circumstances requiring such an extension and the date by which the Committee expects to render its decision. The initial 60-day period shall commence at the time the application for review is filed with the Committee, regardless of whether or not all information necessary for the Committee to make its determination accompanies the filing. If an extension of the 60-day period is required due to the Claimant’s failure to submit such necessary information, such period shall be tolled from the date on which the extension notice is sent to the Claimant until the date the Claimant provides such additional information.
          If the Committee denies the claim on review, either in whole or in part, the notice of final determination shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for the denial and specific references to the pertinent provisions of the Plan upon which the denial is based, the Claimant’s right to receive upon request, free of charge, reasonable access to, and copies of, all relevant documents, records and other information to his claim and the Claimant’s right to bring a civil action under Section 502(a) of ERISA. Notwithstanding the foregoing or any provision of the Plan to the contrary, no action at Law or Equity shall be brought to recover under the Plan until the Claimant’s appeal rights set forth in Section 8.9 and this Section have been denied in whole or in part. Benefits under the Plan will only be paid if the Committee decides in its discretion that the Claimant is entitled to them.
     8.11 Disputed Benefits. If any dispute still exists between a Participant or a Beneficiary and the Committee after a review of the claim or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant or Beneficiary until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.
     8.12 Optional Forms of Benefits.  Notwithstanding anything in the Plan to the contrary, all optional forms of benefits which are “Section 411(d)(6) protected benefits,” as described in Treasury Regulations Section 1.411(d)-4, shall continue to be optional forms of benefits for Participants to whom the optional forms apply, notwithstanding any subsequent amendment of the Plan purporting to revise or delete any such optional form of benefit and notwithstanding any contrary provision of Article VI or this Article VIII, unless otherwise permitted by applicable law.

ARTICLE IX
TRUST AGREEMENT; INVESTMENT FUNDS;
COMPANY STOCK FUND; INVESTMENT DIRECTIONS
     9.1 Trust Agreement.  The Company has entered into a Trust Agreement governing the administration of the Trust with the Trustee, the provisions of which are herein incorporated by reference as fully as if set out herein. The assets held under said Trust Agreement on behalf of the Plan shall constitute the Trust Fund.
     9.2 Investment Funds and Company Stock Fund.  The Trustee shall divide the Trust Fund into the Company Stock Fund and such Investment Funds as may be selected from time to time by the Committee. Contributions shall be paid into the Investment Fund or Funds and/or Company Stock Fund (collectively, for purposes of this Article IX, the “Funds”), pursuant to the directions of the Participants given in accordance with the provisions of Sections 9.3 and 9.4 as certified to the Trustee by the Committee. Except as otherwise provided herein, interest, dividends and other income and all profits and gains produced by each such Fund shall be paid into such Fund, and such interest, dividends and other income or profits and gains, without distinction between principal and income, may be invested and reinvested but only in the property hereinabove specified for the particular Fund. Subject to Section 9.3, the Committee shall have the right to add and/or delete Investment Funds from time to time and at any time.
     9.3 Investment Directions of Participants.  Each Participant may direct the investment of the amounts credited to his Account among the Investment Funds available under the Plan; provided that a Participant may direct the investment of Contributions, including Rollover Amounts, to his Account in the Company Stock Fund only in an amount equal to between 1% and 15% (in whole percentages) of such Contributions and Rollover Amounts credited to his Account. The Participant shall file such direction with the Committee in accordance with procedures adopted by the Committee, in its sole direction, which shall specify the allocation of Contributions among such Funds.
     9.4 Change of Investment Directions.  Except as provided in Section 9.3, a Participant or former Participant may modify his investment direction among the various Funds in increments of 1% (in whole percentages totaling in the aggregate 100% among the Funds (subject to the 15% limitation for the Company Stock Fund described in Section 9.3 with respect to Contributions and Rollover Amounts)) with respect to (i) future Contributions and Rollover Amounts (ii) the future investment of prior Contributions and Rollover Amounts, or (iii) both, by providing notice of the new investment direction to the Committee, in accordance with applicable procedures. Such change in investment direction shall become effective as soon as administratively practicable. The Committee shall establish an administrative procedure to allow for prompt communication of the investment directions and changes thereto of each Participant to the Trustee. In the event a Participant fails to direct the manner of investing his Account as provided in Sections 9.3 and 9.4, such Account shall be invested by the Trustee in the Default Investment Fund.

     9.5 Benefits Paid Solely from Trust Fund.  All benefits under the Plan shall be paid exclusively from the Trust Fund.
     9.6 Committee Directions to Trustee.  The Trustee shall make only such distributions and payments out of the Trust Fund as may be directed by the Committee. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any distributions and payments out of the Trust Fund and shall have discharged its obligation in that respect when it shall have sent certificates and checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Committee.
     9.7 Authority to Designate Investment Manager.  The Committee may appoint an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Trust Fund in accordance with the terms of the Trust Agreement and ERISA.
     9.8 Voting of Company Stock.  Unless otherwise required by law and except as provided herein, the Trustee shall vote the Company Stock held in the Trust Fund for the respective Accounts of the Plan Participants. On issues where Participants are required to vote the Company Stock allocated to their Accounts or in connection with a tender offer, the Participants shall be entitled to direct the Trustee as to the manner in which the Company Stock shall be voted or whether the such Company Stock shall be tendered. Any such Participant directions may be certified to the Trustee by the Committee or any agent designated thereby in accordance with such administrative procedures as the Committee may, in its sole discretion, adopt. Company Stock with respect to which no such direction shall be received and fractional shares shall be voted by the Trustee in the same proportions as are shares of Company Stock as to which voting instructions have been received or shall be voted or tendered in accordance with the provisions of the Trust Agreement as then in effect. Voting, tender, and similar rights with respect to any other investment option provided under the Plan shall also be passed through to the Participant to the extent that the Participant’s Account is invested in such option. Any Participant directions with respect to voting, tender or similar rights may be credited to the Trustee by the Committee or any agent designated thereby in accordance with such administrative procedures as the Committee may, in its sole and absolute discretion, adopt. The portion of an investment option with respect to which the Trustee receives no Participant direction shall be voted or tendered, as applicable, in accordance with the provisions of the Trust Agreement as then in effect.
     9.9 Voting of Investment Funds.  Voting, tender, and similar rights with respect to any Investment Funds provided under the Plan shall be passed through to Participants to the extent that the Participant’s Account is invested in such Fund. Any Participant directions with respect to voting, tender or similar rights may be credited to the Trustee by the Committee or any agent designated thereby in accordance with such administrative procedures as the Committee may, in its sole and absolute discretion, adopt.

ARTICLE X
ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
SEPARATION OF THE TRUST FUND;
AMENDMENT AND TERMINATION OF THE PLAN;
DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND
     10.1 Adoptive Instrument.  Any corporation or other organization with employees, now in existence or hereafter formed or acquired which is not already an Employer under the Plan and which is otherwise legally eligible, may, with the approval of the Company by action of the Committee, adopt and become an Employer under the Plan by executing and delivering to the Company and the Trustee an adoptive instrument specifying the classification of its Employees who are to be eligible to participate in the Plan and by agreeing to be bound as an Employer by all the terms of the Plan with respect to its Eligible Employees. The adoptive instrument may contain such changes and variations in the terms of the Plan as may be acceptable to the Company by action of the Committee. Any such approved organizations which shall adopt the Plan shall designate the Company as its agent to act for it in all transactions affecting the administration of the Plan and shall designate the Committee to act for such Employer and its Participants in the same manner in which the Committee may act for the Company and its Participants hereunder. The adoptive instrument shall specify the effective date of such adoption of the Plan and shall become, as to such adopting Employer and its Employees, a part of the Plan. The Company may, in its absolute discretion, terminate an adopting Employer’s participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.
          It is a condition of adopting the Plan that each adopting entity agree (i) to make Employer Matching Contributions as specified in Section 4.2, (ii) if elected by the Board, to make the Employer Profit Sharing Contributions, if any, for a Plan Year, as specified in Section 4.3, (iii) to allow its Eligible Employees to elect to defer the amounts of Compensation specified in Section 4.1, (iv) to allow its Eligible Employees to elect to make After-Tax Contributions in the amounts specified in Section 4.4, and (v) to allow its Eligible Employees to make rollover contributions to the Plan pursuant to Section  4.11. The administrative powers and control granted to the Company under the Plan, as now or hereafter provided, including the sole right of amendment of the Plan and Trust and of appointment and removal of the Committee and its successors, shall not be diminished by reason of the participation of any such adopting entity in the Plan and Trust.
     10.2 Separation of the Trust Fund.  A separation of the Trust Fund as to the interest therein of the Participants of any particular Employer may be requested by an Employer at any time pursuant to the procedures set forth in Section 10.3. In the event such a separation is approved, as provided in Section 10.3, the Trustee shall set apart that portion of the Trust Fund which shall be allocated to such Participants pursuant to a valuation and allocation of the Trust Fund made in accordance with the procedures set forth in Sections 5.2 and 5.4, but as of the date when such separation of the Trust Fund shall be effective. Such portion may in the Trustee’s discretion be set apart in cash or in kind out of the properties of the Trust Fund. That portion of the Trust Fund so set apart shall continue to be held by the Trustee as though such Employer had entered into the Trust Agreement as a separate trust agreement with the Trustee. Such Employer may in such event designate a new trustee of its selection to act as trustee under such separate trust agreement. Such Employer shall thereupon be deemed to have adopted the Plan as its own separate plan, and shall subsequently have all such powers of amendment or modification of such plan as are reserved herein to the Company.
     10.3 Voluntary Separation.  If any Employer shall desire to separate its interest in the Trust Fund under Section 10.2, it shall request such a separation in a notice in writing to the Company, the Committee and the Trustee. Any such separation shall not be permitted or effective unless and until consented to and approved by the Committee, in its sole discretion. If the Committee so consents to and approves of the separation, such separation shall then be made as of the date established by the Committee, and only then shall such separation be accomplished in the manner set forth in Section 10.2.
     10.4 Amendment of the Plan:  Except as otherwise expressly provided in this Section, (i) the Board, in its settlor capacity, shall have the exclusive right (except as provided below) to amend or modify the Plan and the Trust Agreement (with the consent of the Trustee, if required) at any time and from time to time to the extent that it may deem advisable and (ii) the Committee shall have the right to modify the administrative provisions of the Plan and to change the Investment Funds offered under the Plan. In addition, the Committee shall have the limited right (along with the Board) to amend or modify the Plan and the Trust Agreement (with the consent of the Trustee, if required) solely for any changes required by applicable law or by the Internal Revenue Service to maintain the qualified status of the Plan and related Trust at any time and from time to time to the extent that it may deem advisable, so long as the change is consistent with the general compensation policies of the Company. The Board alone, in its settlor capacity, shall have the sole and exclusive right and power to (i) amend, modify, restrict or limit investment in, or terminate the Company Stock Fund and (ii) amend, modify or terminate any provision of the Plan or Trust Agreement related to the administration of the Company Stock Fund. Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board or the Committee, as the case may be, and executed by an appropriate officer of the Company or member of the Committee. Upon delivery by the Company of such an instrument amending the Plan to the Trustee, the Plan shall be deemed to have been amended or modified in such manner and to such extent and effective as of the date therein set forth, and thereupon any and all Participants whether or not they shall have become such prior to such amendment or modification shall be bound thereby. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No such amendment shall decrease the Account of any Participant or shall decrease any Participant’s vested interest in his Account. No amendment shall directly or indirectly reduce a Participant’s non-forfeitable vested percentage in his benefits under Section 7.5 of the Plan, unless each Participant having not less than three years of Service is permitted to elect to have his non-forfeitable vested percentage in his benefits computed under the provisions of Section 7.5 without regard to the amendment. Such election shall be available during an election period, which shall begin on the date such amendment is adopted, and shall end on the latest of (i) the date 60 days after such amendment is adopted, (ii) the date 60 days after such amendment is effective, or (iii) the date 60 days after such Participant is issued written notice of the amendment by the Committee or the Employer. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Code or of any United States statutes with respect to employees’ trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Participant or his Beneficiary under the Plan.
     10.5 Acceptance of Amendment by Employers.  The Company shall deliver to each other Employer any amendment to the Plan or the Trust Agreement by the Company or the Committee. Each such Employer will be deemed to have consented to such amendment upon the Company’s execution thereof.
     10.6 Termination of the Plan.  The Plan may be terminated, in its entirety, pursuant to the provisions of, and as of any subsequent date specified in, an instrument in writing executed by the Company, and approved and authorized by the Board, and which said instrument shall be delivered to the Trustee. A termination of the Plan as to any particular Employer (and only as to any such particular Employer) shall occur under the following circumstances:
          (a) The Plan may be terminated by the delivery to the Committee of an instrument in writing approved and authorized by the board of directors of such Employer and the consent to and approval of such termination by the Committee upon the recommendation of the Board. In such event, termination of the Plan shall be effective as of any subsequent date specified in such instrument or such other date consented to by the Committee and approval and authorized by the board of directors of such Employer in a written instrument.
          (b) Except as otherwise provided in this Article X, the Plan shall terminate effective at the expiration of 60 days following the merger into another corporation or dissolution of any Employer, or following any final legal adjudication of any Employer as a bankrupt or an insolvent, unless within such time a successor organization approved by the Company shall deliver to the Trustee a written instrument certifying that such organization has (i) become the Employer of more than 50% of those Employees of such Employer who are then Participants under the Plan and (ii) adopted the Plan as to its Employees. In any such event the interest in the Plan of any Participant whose employment may not be continued by the successor shall be fully vested as of the date of termination of his Service, and shall be payable in cash or in kind within 6 months from the date of termination of his Service.
          (c) In the event of termination of the Plan as herein provided, any amounts attributable to a Participant’s Pre-Tax Contributions may not be distributed earlier than upon one of the following events:
     (i) The Participant’s retirement, death, disability or separation from Service;
     (ii) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

     (iii) The Participant’s attainment of age 59 1/2, or the Participant’s hardship;
     (iv) The sale or other disposition by an Employer to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and
     (v) The sale or other disposition by an Employer of its interest in a subsidiary to an unrelated entity but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.
          A distribution may be made pursuant to the provisions of subparagraphs (iv) and (v) of this Section 10.6(c) only if the Employer continues to maintain the Plan after the disposition. A distribution may be made pursuant to subparagraphs (ii), (iv) and (v) of this Section 10.6(c) only if the distribution is a lump-sum distribution.
     10.7 Liquidation and Distribution of Trust Fund Upon Termination.  In the event a complete or partial termination of the Plan in respect of any Employer shall occur, a separation of the Trust Fund in respect of the affected Participants of such Employer shall be made as of the effective date of such termination of the Plan in accordance with the procedure set forth in Section 10.2. Following separation of the Trust Fund in respect of the Participants of any Employer as to whom the Plan has been terminated, the assets and properties of the Trust Fund so set apart, other than Company Stock, shall be reduced to cash as soon as may be expeditious under the circumstances. Any administrative costs or expenses incurred incident to the final liquidation of such separate trust funds shall be paid by the Employer, except that in the case of bankruptcy or insolvency of such Employer any such costs shall be charged against the Trust Fund. Following such partial reduction of such Trust Fund to cash, the Accounts of the Participants shall then be valued as provided in Sections 5.2 and 5.4 and shall be fully vested, whereupon each such Participant shall become entitled to receive the entire amount in his Account in cash and/or Company Stock, as directed by the Committee. The terminating Employer shall promptly advise the appropriate District Director of the Internal Revenue Service of such complete or partial termination. Any distribution due to the termination of the Plan will be made in accordance with the requirements of Code Sections 401(a)(11), 411(d)(6) and 417.
     10.8 Effect of Termination or Discontinuance of Contributions.  If any Employer shall terminate or partially terminate the Plan as to its Employees, then all amounts credited to the Accounts of the Participants of such Employer with respect to whom the Plan has terminated shall become fully vested and non-forfeitable. If any Employer shall completely discontinue its Contributions to the Trust Fund or suspend its Contributions to the Trust Fund under such circumstances as to constitute a complete discontinuance of Contributions within the meaning of Section 1.401-6(c) of the regulations under the Code, then all amounts credited to the Accounts of the Participants of such Employer shall become fully vested and non-forfeitable, and throughout any such period of discontinuance of Contributions by an Employer all other provisions of the Plan shall continue in full force and effect with respect to such Employer other than the provisions for Contributions by such Employer.
     10.9 Merger of Plan with Another Plan.  In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:
          (a) Each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);
          (b) Resolutions of the board of directors of the Employer under the Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and
          (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.
     10.10 Consolidation or Merger with Another Employer.  Notwithstanding any provision of this Article X to the contrary, upon the consolidation or merger of two or more Employers under the Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust of the Employers involved, and their shares of the Trust Fund shall, subject to the provisions of Section 10.9, be merged and thereafter be allocable to the surviving Employer or organization for its Participants and their Beneficiaries.

ARTICLE XI
MISCELLANEOUS PROVISIONS
     11.1 Terms of Employment.  The adoption and maintenance of the provisions of the Plan shall not be deemed to constitute a contract between any Employer and Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge an Employee at any time, nor shall it be deemed to give to an Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee’s right to terminate his employment at any time.
     11.2 Controlling Law.  Subject to the provisions of ERISA, the Plan shall be construed, regulated and administered under the laws of the State of Texas.
     11.3 Invalidity of Particular Provisions.  In the event any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.
     11.4 Non-Alienation of Benefits.  Except as otherwise provided below and with respect to certain judgments and settlements pursuant to Section 401(a)(13) of the Code, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change, and any attempt to anticipate, alienate, sell, transfer assign, pledge, encumber or charge the same shall be voided and no such benefit shall in any manner be liable for, or subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to the extent as may be required by law.
          This provision shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Committee under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes of the Plan. If the Committee receives a qualified domestic relations order with respect to a Participant, the Committee may authorize the immediate distribution of the amount assigned to the Participant’s former spouse pursuant to such order, to the extent vested and permitted by law, from the Participant’s Accounts.
     11.5 Payments in Satisfaction of Claims of Participants.  Any payment or distribution to any Participant or his legal representative or any Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release as a condition precedent to any payment or distribution under the Plan.

     11.6 Payments Due Minors and Incompetents.  If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due such person to be made to another for the benefit of such minor or incompetent, without the Committee or the Trustee being responsible to see to the application of such payment. To the extent permitted by ERISA, payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.
     11.7 Impossibility of Diversion of Trust Fund.  Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or for the payment of expenses of the Plan. No part of the Trust Fund shall ever directly or indirectly revert to any Employer.
     11.8 Litigation Against the Trust.  If any legal action filed against the Trustee, the board of directors of any Employer, the Committee, or against any member or members of the Committee or its designees, by or on behalf of any Participant or Beneficiary, has a result adverse to such Participant or to such Beneficiary, the Trustee shall reimburse itself, the applicable board(s) of directors, the Committee and any member or members of the Committee or its designees or the applicable board(s) of directors, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to such Participant or Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent permitted under Section 401(a)(13) of the Code.
     11.9 Evidence Furnished Conclusive.  The Employer, the Committee and any person involved in the administration of the Plan or management of the Trust Fund shall be entitled to rely upon any certification, statement or representation made or evidence furnished by a Participant or Beneficiary with respect to facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation or evidence, upon being duly made or furnished, shall be conclusively binding upon such Participant or Beneficiary but not upon the Employer or the Committee or any other person involved in the administration of the Plan or management of the Trust Fund. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation or evidence or to relieve the Participant or Beneficiary from the duty of submitting satisfactory proof of such fact.
     11.10 Copy Available to Participants.  A copy of the Plan, and of any and all future amendments thereto, shall be provided to the Committee and shall be available to Participants and, in the event of the death of a Participant, to his Beneficiary, for inspection at the offices of the Company during its regular office hours.
     11.11 Unclaimed Benefits.  If at, after or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such Participant, Beneficiary or other distributee at his last known address a written demand for his then address or for satisfactory evidence of his continued life, or both, and if such Participant, Beneficiary or distributee shall fail to furnish the same to the Committee within a reasonable period of time not to exceed 2 years from the mailing of such demand, then the Committee may, in its sole discretion, determine that such Participant, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) had occurred on the date of the last payment made thereon, or on the date such Participant, Beneficiary or distributee first became entitled to receive benefit payments, whichever is later; provided, however, that such forfeited benefit shall be reinstated if a claim for the same is made by the Participant, Beneficiary or other distributee at any time thereafter. Such reinstatement shall be made out of the Forfeitures for the Plan Year during which such claim was filed with the Committee (as provided in Section 4.10); and, if Forfeitures for the Plan Year are insufficient to reinstate such amounts, by the mandatory contribution by the Employer allocated solely to such reinstatement.
     11.12 Headings for Convenience Only.  The headings and subheadings herein are inserted for convenience of reference only and are not to be used in construing this instrument or any provision thereof.
     11.13 Successors and Assigns.  This agreement shall bind and inure to the benefit of the successors and assigns of the Employers.

ARTICLE XII
TOP-HEAVY PLAN REQUIREMENTS
     12.1 General Rule.  For any Plan Year for which the Plan is a Top-Heavy Plan, as defined in Section 12.7, despite any other provisions of the Plan to the contrary, the Plan shall be subject to the provisions of this Article XII.
     12.2 Vesting Provisions.  Each Participant who has completed an “hour of service” (within the meaning of Department of Labor Regulation Section 2530.200b-2(a)(1)) after the Plan becomes top-heavy and while the Plan is top-heavy and who has completed the vesting service specified in the following table shall be vested in his Account under the Plan at least as rapidly as is provided in the following schedule; except that the vesting provisions set forth in Section 7.5 shall be used at any time in which it provides for more rapid vesting:

Years of Vesting Service	Vested Percent
Less than 1 year	0%
1	10%
2	20%
3	45%
4	70%
5 or more	100%
If an Account becomes vested by reason of the application of the preceding schedule, it may not thereafter be forfeited by reason of re-employment after retirement pursuant to a suspension of benefits provision, by reason of withdrawal of any mandatory employee contributions to which Employer Contributions were keyed, or for any other reason. If the Plan subsequently ceases to be top-heavy, the preceding schedule shall continue to apply with respect to any Participant who had at least three years of service (as defined in Treasury Regulation Section 1.411(a)-8T(b)(3)) as of the close of the last year that the Plan was top-heavy, except that each Participant whose vested percentage in his Account is determined under such amended schedule and who has completed at least three years of service with the Employer, may elect, during the election period, to have the vested percentage in his Account determined without regard to such amendment if his vested percentage under the Plan as amended is, at any time, less than such percentage determined without regard to such amendment. For all other Participants, the vested percentage of their Accounts prior to the date the Plan ceases to be top-heavy shall not be reduced, but future increases in the vested percentage shall be made only in accordance with the vesting provisions set forth in Section 7.5.
     12.3 Minimum Contribution Percentage.  Each Participant who is (i) a Non-Key Employee, as defined in Section 12.7, and (ii) employed on the last day of the Plan Year shall be entitled to have contributions and forfeitures (if applicable) allocated to his Account of not less than 3% (the “Minimum Contribution Percentage”) of the Participant’s Compensation. This minimum allocation percentage shall be provided without taking a Non-Key Employee’s Pre-Tax Contributions into account. Even a Non-Key Employee who has completed less than 1,000 hours of service shall receive a Minimum Contribution Percentage, provided that such Non-Key Employee has not terminated Service by the last day of the Plan Year. A Non-Key Employee may not fail to receive a Minimum Contribution Percentage because of a failure to receive a specified minimum amount of compensation or a failure to make mandatory employee or elective contributions. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which contributions (including Pre-Tax Contributions and Forfeitures if applicable) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the Contributions (including Pre-Tax Contributions and Forfeitures if applicable) made for such Key Employee by his total compensation (as defined in Section 415(c)(3) of the Code) not in excess of the compensation limit under Code Section 401(a)(17), with such amount automatically adjusted in the same manner as the amount set forth in Section 12.4 below.
          Contributions considered under the first paragraph of this Section 12.3 shall include Employer Contributions under the Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 12.7), but will not include Employer Contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top heavy is less than 3%, amounts contributed as a result of a salary reduction agreement must be included in determining Contributions made on behalf of Key Employees.
          Employer Matching Contributions shall be taken into account for purposes of satisfying the Minimum Contribution Percentage of this Section. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the Minimum Contribution Percentage shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the Minimum Contribution Percentage shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
          Contributions considered under this Section 12.3 shall not include any contributions under the Social Security Act or any other federal or state law.
     12.4 Limitation on Compensation.  The annual compensation of a Participant taken into account under this Section for purposes of computing benefits under the Plan shall not exceed the compensation limit in Code Section 401(a)(17), with such amount adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to Section 401(a)(17)(B) of the Code and regulations for the calendar year in which such Plan Year commences.
     12.5 Coordination With Other Plans.  In the event that another defined contribution or defined benefit plan maintained a Considered Company provides contributions or benefits on behalf of Participants in the Plan, such other plan shall be treated as a part of the Plan pursuant to principles prescribed by applicable Treasury Regulations or Internal Revenue Service rulings to determine whether the Plan satisfies the requirements of Sections 12.2, 12.3 and 12.4 and to avoid inappropriate omissions or inappropriate duplication. If a Participant is covered both by a top-heavy defined benefit plan and a top-heavy defined contribution plan, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum. Such determination shall be made upon the advice of counsel by the Committee which shall, if necessary, cause benefits or contributions to be made sufficient.
     12.6 Distributions to Certain Key Employees.  Notwithstanding any other provision of the Plan to the contrary, the entire interest in the Plan of each Participant who is a Key Employee and a “5% Owner” (as defined in Section 12.7(d)) in the calendar year in which such individual attains age 70 1/2 shall be distributed to such Participant not later than April 1 following the calendar year in which such individual attains age 70 1/2.
     12.7 Determination of Top-Heavy Status.  The Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan (determined as of the Valuation Date) for Participants (including former Participants) who are Key Employees exceeds 60% of the aggregate of the accounts of all Participants, excluding former Key Employees, or if the Plan is required to be in an Aggregation Group, any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not performed one hour of service for any Considered Company at any time during the 1-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account.
          For purposes of this Section, the capitalized words have the following meanings:
          (a) “Aggregation Group” means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the “required aggregation group”) includes:
     1. Each plan of a Considered Company in which a Key Employee is a participant in the Plan Year containing the Determination Date; and
     2. Each other plan, including collectively bargained plans, of a Considered Company which, during this period, enables a plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or 410 of the Code.
The group of plans that are permitted to be aggregated (the “permissive aggregation group”) includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (b) “Considered Company” means the Company, the Employer or an Affiliate.
          (c) “Determination Date” means the last day of the immediately preceding Plan Year.
          (d) “Key Employee” means any Employee or former Employee (including any deceased Employee) under the Plan who, at any time during the Plan Year that includes the Determination Date, is or was one of the following:
     1. An officer of a Considered Company having an annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code);
     2. A person who owns (or is considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B)(iii) of the Code) more than 5% of the outstanding stock of a Considered Company or stock possessing more than 5% of the combined voting power of all stock of the Considered Company (a “5% Owner”); or
     3. A person who has an annual compensation from the Considered Company of more than $150,000 and who owns (or is considered as owning within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than 1% of the outstanding stock of the Considered Company or stock possessing more than 1% of the total combined voting power of all stock of the Considered Company (a “1% Owner”).
For purposes of this subsection (d), (i) whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual’s authority, duties, and term of office, not on the mere fact that the individual has the title of an officer, (ii) for any Plan Year, no more than 50 Employees (or if less, the greater of 3 or 10% of the Employees) shall be treated as officers, (iii) a Beneficiary of a Key Employee shall be treated as a Key Employee; (iv) in the case of a 5% or 1% Owner determination, each Considered Company is treated separately in determining ownership percentages, but all such Considered Companies shall be considered a single employer in determining the amount of compensation, and (v) compensation means all items includable as compensation for purpose of applying the limitations on annual additions to a Participant’s account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under Section 415(c)(3) of the Code. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance issued thereunder.

          (e) “Non-Key Employee” means any Employee (and any Beneficiary of an Employee) who is not a Key Employee. In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such Employee shall be altogether disregarded.
          (f) “Top-Heavy Group” means the Aggregation Group if, as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees (excluding former Key Employees), as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all employees (excluding former Key Employees), as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one hour of service for any Considered Company at any time during the 1-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.
          In determining whether the Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:
     (1) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan’s Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan) or account balance, including distributions to Key Employees and all employees. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year. The combined results shall indicate whether or not the plans so aggregated are Top-Heavy Plans.
     (2) In determining the present value of the cumulative accrued benefit (for this purpose using the actuarial assumptions set forth in the applicable pension plan) or the amount of the account of any employee, such present value or account balance shall be increased by the amount in dollar value of the aggregate distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i)

of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan. The accrued benefits and accounts of any individual who has not performed services for a Considered Company during the 1-year period ending on the Determination Date shall not be taken into account.
     (3) Further, in making such determination, such present value or such account balance shall include any rollover contribution (or similar transfer), as follows:
     (i) If the Rollover Contribution (or similar transfer) is “unrelated” (both initiated by the employee and made to or from a plan maintained by another employer who is not a Considered Company), the plan providing the distribution shall include such distribution in the present value of such account; the plan accepting the distribution shall not include such distribution in the present value of such account unless the plan accepted it before December 31, 1983; and
     (ii) If the Rollover Contribution (or similar transfer) is “related” (either not initiated by the employee or made from a plan maintained by another Considered Company), the plan making the distribution shall not include the distribution in the present value of such account; and the plan accepting the distribution shall include such distribution in the present value of such account.
          (g) “Valuation Date” means for purposes for determining the present value of an accrued benefit as of the Determination Date, the date determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date. For the first plan year of a plan, the accrued benefit for a current employee shall be determined either (i) as if the individual terminated service as of the Determination Date or (ii) as if the individual terminated service as of the Valuation Date, but taking into account the estimated accrued benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q&A. T-25 of Treasury Regulation Section 1.416-1.
Except as otherwise provided in this Section, for purposes of this Article, “Compensation” shall have the meaning given to it in Section 5.3 of the Plan.

ARTICLE XIII
TESTING OF CONTRIBUTIONS
     13.1 Definitions.  For purposes of this Article XIII, the following terms, when capitalized, shall be defined as:
     (a) “Actual Contribution Percentage” or “ACP” shall mean, with respect to a Plan Year, for a specified group of Employees (either Highly Compensated Employees or Non-Highly Compensated Employees) the average of the ratios, calculated separately for each Employee, of:
     (i) The sum of the Aggregate Contributions paid under the Plan on behalf of each Employee for a Plan Year that are made on account of the Employee’s Contributions for the Plan Year, which are allocated to the Employee’s Account during such Plan Year, and are paid to the Trust no later than the end of the next following Plan Year, over
     (ii) The Employee’s Compensation for such Plan Year.
An Employee’s Actual Contribution Percentage shall be determined after determining his Excess Deferrals and Excess Contributions, if any. The Actual Contribution Percentage of an eligible Employee who does not have any Aggregate Contributions for a Plan Year is zero. The individual ratios and Actual Contribution Percentages shall be calculated to the nearest 1/100 of 1% of an Employee’s Compensation.
     (b) “Actual Deferral Percentage” or “ADP” shall mean, with respect to a Plan Year, for a specified group of Employees (either Highly Compensated Employees or Non-Highly Compensated Employees) the average of the ratios, calculated separately for each Employee, of:
     (i) The amount of Employer Contributions actually paid to the Plan on behalf of each such Employee for a Plan Year that relate to Compensation that either (1) would have been received by the Employee in such Plan Year but for the deferral election or (2) is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year but for the deferral election and which are allocated to the Employee’s Account and are paid to the Trust no later than the end of the next following Plan Year, over
     (ii) The Employee’s Compensation for such Plan Year.
The Actual Deferral Percentage of an eligible Employee who does not have any Employer Contributions for a Plan Year is zero. The individual ratios and Actual Deferral Percentages shall be calculated to the nearest 1/100 of 1% of an Employee’s Compensation.

     (c) “Aggregate Contributions” shall mean, as applicable, any of the following: (i) After-Tax Contributions; (ii) Employer Matching Contributions; (iii) QNECs and QMACs that have not been included in the ADP test; (iv) Pre-Tax Contributions that are not needed to satisfy the ADP test, provided such test is satisfied before and after such Pre-Tax Contributions have been included in the ACP test for the current Plan Year; and (v) with respect to Highly Compensated Employees, Excess Contributions that have been recharacterized as After-Tax Contributions. Aggregate Contributions shall not include (i) Employer Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions or (ii) Employer Matching Contributions or After-Tax Contributions made pursuant to Code Section 414(u) by reason of a Participant’s qualified military service.
     (d) “Compensation” shall mean compensation as defined in Treas. Reg. Section 1.414(s)-1(c) for services rendered to an Employer during the Plan Year.
     (e) “Employee” shall mean each Employee eligible to participate in the Plan in accordance with Section 3.1 of the Plan, including those eligible Employees who do not elect to make Pre-Tax and/or After-Tax Contributions, and who is an “eligible employee” as defined in Treasury Regulation Section 1.401(k)-6.
     (f) “Employer Contributions” shall mean, as applicable, any of the following: (i) Pre-Tax Contributions, including any Excess Deferrals made by Highly Compensated Employees, but excluding Catch-Up Contributions and any Pre-Tax Contributions made pursuant to Code Section 414(u) by reason of a Participant’s qualified military service; and (ii) QNECs and QMACs that have not been used to satisfy the ACP test for the current Plan Year.
     (g) “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:
     (i) The sum of the Aggregate Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, minus
     (ii) The maximum amount of Aggregate Contributions permitted by the ACP test for the Plan Year (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their ACP beginning with the highest of such percentages).
     (h) “Excess Contributions” shall mean, with respect to any Plan Year, the excess of:
     (i) The sum of the Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, minus

     (ii) The maximum amount of such Employer Contributions permitted by the ADP test for the Plan Year (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their ADP, beginning with the highest of such percentages).
     (i) “Excess Deferrals” shall have the meaning provided in Section 4.1 of the Plan.
     (j) “Highly Compensated Employee” shall mean any Employee and any employee of an Affiliate who is a highly compensated employee under Section 414(q) of the Code, including any Employee and any employee of an Affiliate who:
     (i) was a 5% owner during the current Plan Year or prior Plan Year; or
     (ii) received Compensation during the prior Plan Year (as defined in Section 5.3) in excess of $100,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his delegate, excluding Employees described in Code Section 414(q)(8).
In determining an Employee’s status as a Highly Compensated Employee within the meaning of Section 414(q), the entities set forth in Treasury Regulation Section 1.414(q)-1T Q&A-6(a)(1) through (4) must be taken into account as a single employer. A former Employee shall be treated as a Highly Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he separated from Service, or (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age 55.
     (k) “Non-Highly Compensated Employee” shall mean an Employee who is not a Highly Compensated Employee.
     (l) “QNECs” shall have the meaning provided in Section 4.5 of the Plan.
     (m) “QMACs” shall mean qualifying matching contributions, as defined under Treasury Regulation Section 1.401(k)-6 and 1.401(m)-5, which are Employer Matching Contributions that are allocated to eligible Participants for a Plan Year in which the Plan failed to satisfy the ADP test or ACP test and which satisfy the non-forfeitability and distribution requirements for Pre-Tax Contributions when contributed to the Plan in accordance with Treasury Regulation Section 1.401(k)-5 and satisfy the requirements of Treasury Regulation Sections 1.401(k)-2 and 1.401(m)-2. QMACs used in applying the ADP test may not be used in applying the ACP test.
     13.2 Actual Deferral Percentage Test.  The ADP for the eligible Highly Compensated Employees for the Plan Year shall not exceed the greater of:
     (a) The ADP for the eligible Non-Highly Compensated Employees times 1.25; or

     (b) The lesser of (i) the ADP for the eligible Non-Highly Compensated Employees times 2.0, or (ii) the ADP for the eligible Non-Highly Compensated Employees plus 2%.
          The Plan applies the Actual Deferral Percentage test using (i) the “current year testing method” described in Treasury Regulation Section 1.401(k)-2 for Highly Compensated Employees and Non-Highly Compensated Employees. The ADP for any Highly Compensated Employee who is eligible to have Pre-Tax Contributions allocated to his account under two or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to the Plan shall be determined as if the total of all such contributions were made under a single plan. If a Highly Compensated Employee participates in two or more plans that have different plan years, all Pre-Tax Contributions made during the Plan Year under all such arrangements shall be aggregated. In the event the Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same ADP testing method.
     13.3 QNECs and QMACs.  The Company, in its sole discretion, may elect to make QNECs or QMACs for any Plan Year in any amount it determines is necessary to satisfy or contribute to satisfying the Actual Deferral Percentage test or the Actual Contribution Percentage test. QNECs and QMACs may be used in lieu of, or in conjunction with, the distributions or recharacterizations described in Section 13.4 or the forfeitures or distributions described in Section 13.6 of the Plan. QNECs and QMACs shall be allocated in a manner determined by the Company, in accordance with Treasury Regulation Section 1.401(a)(4)-2, among the Pre-Tax Contribution Accounts of Non-Highly Compensated Employees who were eligible to make Pre-Tax Contributions during the Plan Year for which the QNECs are made at any time during the Plan Year or no later than 12 months after the end of the Plan Year. Any portion of the QNECs or QMACs taken into account for purposes of the Actual Contribution Percentage test in Section 13.5, may not be taken into account for purposes of the Actual Deferral Percentage test in Section 13.2. QNECs must satisfy the non-disproportionate contributions requirements of Treasury Regulation Sections 1.401(k)-2(a)(6)(iv) and 1.401(m)-2(a)(6)(iv).
     13.4 Excess Contributions.  If neither of the tests described in (a) or (b) of Section 13.2 are satisfied, and the Company decides not to make QNECs or QMACs as a corrective measure, then Excess Contributions, plus any income and minus any loss attributable thereto, of certain Highly Compensated Employees will be recharacterized or distributed and shall be considered taxable income to such Highly Compensated Employees. Excess Contributions are allocated to the Highly Compensated Employees with the largest amount of Pre-Tax Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Pre-Tax Contributions and continuing in descending order until all of the Excess Contributions have been allocated. To the extent a Highly Compensated Employee has not reached his Catch-Up Contribution limit under the Plan, Excess Contributions shall be allocated to such Highly Compensated Employee as Catch-Up Contributions (not to exceed the Catch-Up Contribution limit) and such contributions will not be treated as Excess Contributions. Excess Contributions shall be treated as Annual Additions under the Plan even if distributed.
          If, in lieu of distribution, the Committee decides, in its discretion, to correct Excess Contributions through recharacterization of such as After-Tax Contributions, then such amounts recharacterized as After-Tax Contributions, plus any income and minus any loss, shall be transferred to the After-Tax Contribution Accounts of those affected Highly Compensated Employees who have been allocated with Excess Contributions. The amount to be recharacterized will be further reduced by the amount of any Excess Deferrals which may have previously been distributed to the Highly Compensated Employee. Recharacterized amounts will remain nonforfeitable. Amounts may not be recharacterized to the extent that such amount in combination with other After-Tax Contributions made by certain Highly Compensated Employees would exceed the stated limits provided in Section 4.4 of the Plan. Recharacterization must occur no later than the date specified by applicable regulations and guidance issued under Code Sections 401(k) and 401(m), and is deemed to occur no earlier than the date the last affected Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.
          If recharacterization is not possible due to Plan limits or if, in its discretion, the Committee decides to correct Excess Contributions through distribution, the amount of Excess Contributions allocated to each Highly Compensated Employee, plus any income and minus any losses through the last day of the Plan Year to which such Excess Contributions relate, and minus the amount of any Excess Deferrals previously distributed, will be distributed to the affected Highly Compensated Employee as soon as administratively feasible but in no event later than 12 months following the end of such Plan Year during which the Excess Contributions were made.
          The income or loss attributable to a Highly Compensated Employee’s Excess Contributions for the Plan Year shall be the income or loss attributable to the Highly Compensated Employee’s Pre-Tax Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is the Excess Contributions and the denominator of which is the amount of the Highly Compensated Employee’s Pre-Tax Contributions Account balance as of the beginning of the Plan Year plus the Employee’s Pre-Tax Contributions to the Account during the Plan Year.
          If distributions or recharacterizations are made under this Section 13.4, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Section 401(k)(3) of the Code, regardless of whether the Actual Deferral Percentage, if recalculated after such distributions or recharacterizations, would satisfy Section 401(k)(3) of the Code. The above procedures are used for purposes of distributing Excess Contributions under Section 401(k)(8)(A)(i) of the Code. Excess Contributions shall be treated as Annual Additions under Section 5.3 of the Plan.
     13.5 Actual Contribution Percentage Test.  The Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of:

     The ACP for the eligible Non-Highly Compensated Employees times 1.25; or
     The lesser of (i) the ACP for the eligible Non-Highly Compensated Employees times 2.0, or (ii) the ACP for Non-Highly Compensated Employees plus 2%.
          The Plan applies the Actual Contribution Percentage test using the “current year testing method” described in Treasury Regulation Section 1.401(m)-2 for Highly Compensated Employees and Non-Highly Compensated Employees. In computing the Actual Contribution Percentage, the Company may elect to take into account Pre-Tax Contributions and QNECs and QMACs made under the Plan or any other plan of the Company to the extent that (i) Pre-Tax Contributions and/or QNECs and QMACs are not used for purposes of calculating the ADP test, and (ii) Pre-Tax Contributions, including those treated as Aggregate Contributions for purposes of calculating the Actual Contribution Percentage, satisfy the requirements of Code Section 401(k)(3). The ACP for any Highly Compensated Employee who is eligible to have Aggregate Contributions allocated to his account under two or more plans described in Section 401(a) or 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to the Plan shall be determined as if the total of all such contributions were made under a single plan. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Aggregate Contributions made during the Plan Year under all such plans and arrangements shall be aggregated.
          For purposes of determining whether the ACP limits of this Section 13.5 are satisfied, all Aggregate Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) are to be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Code Section 401(m) the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.
     13.6 Excess Aggregate Contributions.  If neither of the tests described in (a) or (b) of Section 13.5 are satisfied, and the Company decides not to make QNECs or QMACs as a corrective measure, Excess Aggregate Contributions, plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than 12 months after the close of a Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Aggregate Contributions taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Aggregate Contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan even if distributed.
          The income or loss attributable to the Highly Compensated Employee’s Excess Aggregate Contributions for the Plan Year shall be the income or loss attributable to the Highly Compensated Employee’s Employer Matching and After-Tax Contribution Accounts for the Plan Year multiplied by a fraction, the numerator of which is the Excess Aggregate Contribution, and the denominator of which is the amount of the Highly Compensated Employee’s Employer Matching Contribution and After-Tax Contribution Accounts without regard to any income or loss occurring during such Plan Year.
          Any forfeiture of Excess Aggregate Contributions shall be applied to reduce Employer Matching Contributions for the Plan Year in which the excess arose. Should the amount of forfeited Excess Aggregate Contributions exceed the amount of Employer Matching Contributions needed for the Plan Year, such forfeitures shall be allocated, after all other forfeitures under the Plan, to the Employer Matching Contribution Accounts of each Non-Highly Compensated Employee who made Pre-Tax Contributions to the Plan, in the ratio that each such Employee’s Pre-Tax Contributions for the Plan Year bears to the total Pre-Tax Contributions of all such Employees for such Plan Year.
          If forfeitures or distributions are made under this Section, the Actual Contribution Percentage test is treated as meeting the nondiscrimination test of Section 401(m)(2) of the Code, regardless of whether the Actual Contribution Percentage, if recalculated after such forfeitures and/or distributions, would satisfy Section 401(m)(2) of the Code. Excess Aggregate Contributions shall be treated as Annual Additions under Section 5.3 of the Plan.

          IN WITNESS WHEREOF, the Administrative Committee, pursuant to Section 10.4 of the Plan, has caused these presents to be executed by it duly authorized member in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this 22nd day of May, 2009, but effective as of January 1, 2009.

CENTEX CORPORATION
By:	/s/ Cyndie Ewert
Name:	Cyndie Ewert
Title:	Vice President, Benefits and Employee Services

CENTEX CORPORATION SAVING FOR RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2009)

CENTEX CORPORATION SAVING FOR RETIREMENT PLAN
(As Amended and Restated January 1, 2009)
APPENDIX A
Vesting [UPDATE]
          This Appendix A forms part of the Centex Corporation Saving for Retirement Plan, amended and restated effective January 1, 2009 (the “Plan”). Terms used in this Appendix A shall have the meanings ascribed to them in the Plan, unless the context clearly indicates otherwise. The provisions of this Appendix A govern vesting in Employer Matching Contributions under Section 7.5(a)(2) of the Plan, as follows:
     A.1 Section 7.5(a)(2)(ii) and (iii) of the Plan provide that Employer Matching Contributions shall vest in accordance with the vesting schedule set forth therein to the extent provided under this Appendix A. The vesting schedule in Section 7.5(a)(2)(ii) and (iii) shall apply with respect to Employer Matching Contributions allocated to:
(a)	Eligible Employees of Commerce Title Company (formerly Benefit Land Title Company);

(b)	Eligible Employees of Westwood Insurance Agency, Inc.;

(c)	Effective July 1, 2001, new Eligible Employees of Centex Title and Ancillary Services, Inc.;

(d)	Effective July 1, 2001, new Eligible Employees of Commerce Land Title, Inc.; and

(e)	Effective July 1, 2001, new Eligible Employees of Metropolitan Title & Guaranty, Inc.
     A.2 Section 7.5(a)(2)(iv) shall also apply to any Employer Matching Contributions made to Eligible Employees of an Employer that elects that such Employer Matching Contributions shall be subject to the vesting schedule set forth in Section 7.5(a)(2); provided, however, that if such Employer has previously made Employer Matching Contributions subject to the vesting schedule set forth in Section 7.5(a)(2)(iv), then the change in vesting schedule shall be treated as an amendment to the vesting schedule with respect to Eligible Employees of such Employer and the provisions of Section 10.4, regarding amendments to a vesting schedule, shall apply. An Employer’s election pursuant to this Appendix A shall be effective only with the consent and approval of the Committee.

A-1